UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Warner Music Group Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 17, 2007

Dear Stockholder:

You are cordially invited to attend Warner Music Group Corp.’s fiscal 2006 annual meeting of stockholders. The meeting will be held on Friday, February 23, 2007, at 10:00 a.m. (local time) at 66 East 55th Street, New York, New York 10022.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions by following the instructions on the enclosed proxy card.

Only stockholders and persons holding proxies from stockholders may attend the fiscal 2006 annual meeting. If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Warner Music Group Corp., Investor Relations at (212) 275-2000 or via the Internet at Investor.Relations@wmg.com by Wednesday, February 21, 2007. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on the enclosed proxy card. All stockholders of record on January 4, 2007 are invited to attend the meeting. No ticket is required for admission. Seating is limited, however, and admission to the fiscal 2006 annual meeting will be on a first-come, first-served basis.

In addition to registering in advance, you will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the meeting. If your shares are registered in your name, you should bring a form of photo identification to the meeting. If your shares are held in the name of a broker, dealer, bank, trustee or other nominee, you will need to bring a proxy or letter from that broker, dealer, bank, trustee or other nominee that confirms that you are the beneficial owner of those shares, together with a form of photo identification. Packages and bags will be inspected, and bags may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly.

I look forward to greeting those of you who are able to attend.

Sincerely,

Edgar Bronfman, Jr.

Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed proxy card for voting instructions.

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

(212) 275-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 23, 2007

The Annual Meeting (the “Annual Meeting”) of Stockholders of Warner Music Group Corp. (the “Company”) will be held on Friday, February 23, 2007 at 10:00 a.m. (local time). The meeting will take place at 66 East 55th Street, New York, New York 10022.

The purposes of the meeting are:

1.	To elect 14 directors for a term of one year, and until their successors are duly elected and qualified;

2.	To approve the Company’s Amended and Restated 2005 Omnibus Award Plan;

3.	To ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended September 30, 2007; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. None of the proposals requires the approval of any other proposal to become effective. The close of business on January 4, 2007 is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s common stock as of the record date are entitled to notice of and to vote on some or all of the matters listed in this Notice of Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices at the address listed above.

Whether or not you plan to attend the Annual Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed pre-addressed reply envelope. Holders of record must vote by completing the enclosed proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. You need to vote in accordance with the instructions listed on the proxy card. Please refer to the enclosed proxy card for voting instructions. You may revoke a previously delivered proxy at any time prior to the meeting. Any stockholder of record who is present at the meeting may vote in person instead of by proxy, thereby canceling any previous proxy. You may not appoint more than three persons to act as your proxy at the meeting.

Please note that, if you plan to attend the Annual Meeting in person, you will need to register in advance to be admitted. You can register in advance by telephone by calling Warner Music Group Corp., Investor Relations at (212) 275-2000 or via the Internet at Investor.Relations@wmg.com by Wednesday, February 21, 2007. If you are a holder of record and plan to attend the Annual Meeting, you also can register by checking the appropriate box on your proxy card. The Annual Meeting will start promptly at 10:00 a.m. (local time). To avoid disruption, admission may be limited once the Annual Meeting begins.

In addition to registering in advance, you will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a broker, dealer, bank, trustee or other nominee, you will need to bring a proxy or letter from that broker, dealer, bank, trustee or other nominee that confirms that you are the beneficial owner of those shares, together with a form of photo identification.

BY ORDER OF THE BOARD OF DIRECTORS

PAUL M. ROBINSON

Acting General Counsel and Secretary

New York, New York

January 17, 2007

i

Proposals Not Included in the Proxy Statement	44

EXPENSES AND SOLICITATION	44

HOUSEHOLDING	45

OTHER BUSINESS	45

WHERE YOU CAN FIND MORE INFORMATION	45

APPENDIX A—AMENDED AND RESTATED 2005 OMNIBUS AWARD PLAN	A-1

ii

WARNER MUSIC GROUP CORP.

75 Rockefeller Plaza

New York, New York 10019

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING MATTERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Warner Music Group Corp. (the “Company”), a Delaware corporation, for the Company’s fiscal 2006 Annual Meeting (the “Annual Meeting”) of Stockholders to be held at 10:00 a.m. (local time) on Friday, February 23, 2007, at 66 East 55th Street, New York, New York 10022, or at any adjournments or postponements of the Annual Meeting.

GENERAL INFORMATION ABOUT VOTING

General

This Proxy Statement has information about the Annual Meeting and was prepared by our management for our Board of Directors. This Proxy Statement is being mailed through the United States postal service or, if properly requested, by e-mail to stockholders on or around January 17, 2007.

Purpose of the meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in the Proxy Statement.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date January 4, 2007. A total of 149,591,153.787 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock that you hold.

How do I vote if my shares are held in “street name”?

If your shares are held in the name of your broker, dealer, bank, trustee or other nominee, that party should give you instructions for voting your shares. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed proxy card for voting instructions. The instructions set forth below apply to record holders only and not those whose shares are held in the name of a nominee.

How do I vote by proxy if I am a registered holder?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	FOR the election of all director nominees listed below in Proposal No. 1; and

2.	FOR the approval of our Amended and Restated 2005 Omnibus Award Plan (which we sometimes refer to in this Proxy Statement as the Amended 2005 Plan) as described in Proposal No. 2; and

3.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2007 as described in Proposal No. 3; and

4.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

The proxy holders for the stockholders are Edgar Bronfman, Jr., Paul M. Robinson and Trent N. Tappe. A stockholder wishing to name another person as his or her proxy holder may do so by crossing out the names of the designated proxy holders and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy holder and for the person so named to be present to vote at the Annual Meeting. Proxy cards so marked should not be mailed to us.

How do I vote at the Annual Meeting?

If you are a registered stockholder and you wish to vote at the Annual Meeting, written ballots will be available at the meeting. If your shares are held in “street name” in the name of a broker, dealer, bank, trustee or other nominee or holder of record and you decide to attend and vote at the Annual Meeting you will need to obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

On what matters may I vote?

1.	The election of 14 directors for a term of one year, and until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	The approval of our Amended and Restated 2005 Omnibus Award Plan; and

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2007.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each of the nominees of the Board of Directors (Proposal No. 1), FOR the approval of our Amended and Restated 2005 Omnibus Award Plan (Proposal No. 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2007 (Proposal No. 3).

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our Corporate Secretary a written notice revoking your proxy card, by personally appearing at the Annual Meeting or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those stockholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

What is a “quorum”?

A “quorum” is a majority of the shares of common stock outstanding on the record date. A quorum must be present either in person or represented by proxy for the Annual Meeting to be held. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How many votes are required to approve the proposals?

The 14 directors who receive the most votes will be elected. All other matters will be decided by a majority of votes cast.

Who will count the votes?

ADP Investor Communication Services will count the votes and act as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board of Directors. The Company will pay the cost of distributing this Proxy Statement and related materials. Our officers may solicit proxies by mail or telephone. Upon request, we will reimburse brokers, dealers, banks, trustees or other nominees, for reasonable expenses they incur in forwarding proxy material to beneficial owners of shares of the common stock. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm’s customary fees and expenses which fees would be expected to be approximately $7,500, plus expenses.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to ADP Investor Communication Services and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

1.	as needed to permit ADP Investor Communication Services to tabulate and certify the vote;

2.	as required by law; or

3.	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Upon the recommendation of the Executive, Governance and Nominating Committee, our Board of Directors has nominated for election at the Annual Meeting the following slate of 14 nominees:

Edgar Bronfman, Jr.

Len Blavatnik

Shelby W. Bonnie

Richard Bressler

John P. Connaughton

Phyllis E. Grann

Michele J. Hooper

Scott L. Jaeckel

Seth W. Lawry

Thomas H. Lee

Ian Loring

Jonathan M. Nelson

Mark Nunnelly

Scott M. Sperling

Each of the nominees is currently serving as a director of the Company. The Company’s Board of Directors may consist of up to 14 directors pursuant to the terms of the stockholders’ agreement described below under “Certain Relationships and Related Party Transactions.” For more information regarding the independence of our directors and terms of the stockholders agreement regarding the size of the Board of Directors, please see “Board of Directors and Governance – Independence.”

For more information about each director, please see “Information about Directors.” The persons named in the enclosed proxy intend to vote such proxy for the election of each of the 14 nominees named above, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept the nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Alex Zubillaga, one of the Company’s executive officers, is the brother-in-law of Mr. Bronfman. There are no other family relationships among the nominees or between any nominee and any of our executive officers.

Vote Required for Approval

A plurality of the votes duly cast by the holders of common stock is required for the election of directors. The 14 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. However, you may not vote for more individuals than the number nominated. Stockholders may also not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NO. 2:

APPROVAL OF AMENDED AND RESTATED 2005 OMNIBUS AWARD PLAN

General

The Company’s stockholders are being asked to approve the amendment and restatement of the Company’s 2005 Omnibus Award Plan (the “Amended 2005 Plan”). The Company’s 2005 Omnibus Award Plan (the “2005 Plan”) was originally approved by the Company’s stockholders in May 2005. A comparison of material differences between the provisions of the 2005 Plan and the Amended 2005 Plan is included in a table format below. The capitalized terms used in this Proposal No. 2 shall have the same meaning set forth in the Amended 2005 Plan unless otherwise indicated.

The purpose of the Amended 2005 Plan is to continue to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive through the opportunity for ownership of equity of the Company, to continue in service to the Company, and to help the Company attract, motivate and retain employees in a competitive market for talent. The Company believes the use of equity incentive programs are an important component of the Company’s compensation and incentive philosophy as the level of individual employee responsibility increases. Equity incentive programs align compensation and incentives for employees with stockholder interests. Utilization of long-term equity incentives also increases the proportion of individual employee compensation that is dependent upon the financial performance of the Company and segment financial performance. As further discussed below, the Company believes that the proposed amendments to our 2005 Plan will allow the Company to continue to emphasize this alignment of compensation and incentives with stockholder interests by making certain amendments to the 2005 Plan to provide additional flexibility with respect to the types of awards that may be granted as well as making certain other modifications to address changes in the marketplace and governing laws.

Summary of Amendments

We are asking stockholders to approve the following amendments to the 2005 Plan, among other changes:

•	An increase in the maximum amount of options and stock appreciation rights any single participant may be granted in any one year from 500,000 shares of Common Stock to 1,500,000 shares of Common Stock;

•	An increase in the maximum amount of performance compensation awards any single participant may be granted in any one year from 500,000 shares of Common Stock to 1,500,000 shares of Common Stock;

•	To add to the list of “Performance Criteria,” including the addition of a new criterion based on operating income before depreciation and amortization (OIBDA) or OIBDA growth; and

•	To amend the definition of “Fair Market Value” to base the definition on the closing market price for the Common Stock on any date of determination, or, if there is no sale of shares of Common Stock on that date, then on the last preceding date on which such a sale was reported.

A copy of the Amended 2005 Plan is attached as Appendix A hereto and is marked to show all changes from the 2005 Plan. This Proposal No. 2 does not change the number of shares available for awards under the Amended 2005 plan.

Purpose of the Amendments

We are asking stockholders to ratify and approve these amendments in order to comply with applicable requirements of the New York Stock Exchange (“NYSE”) and, to the extent permitted by law, to preserve the tax deductible status for the certain awards granted under the Amended 2005 Plan. The stock options (and, if any, stock appreciation rights) that would be granted under the Amended 2005 Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, the Amended 2005 Plan would continue to authorize performance-based stock awards that would give the Company the flexibility to structure stock-based bonus opportunities as performance-based within the meaning of Section 162(m).

The amendments to the 2005 Plan would increase the limitation on the maximum number of shares or performance compensation awards awarded to a person in any fiscal year to 1,500,000 shares of Common Stock. The Company believes that the current 500,000 share limit places the Company at a competitive disadvantage as the Company competes for key executive talent and reduces the Company’s flexibility to utilize equity incentives to attract, motivate and retain key executive talent and align compensation to stockholder interests. The Company has been issuing, and anticipates continuing to issue, its equity awards based upon competitive market and other factors. The increase in these limits may result in the percentage of total awarded shares that are awarded to certain participants as a percentage of total awards issued to all employees to rise by virtue of the ability to increase the total shares awarded to certain participants in a given year, thereby resulting in larger awards to a smaller number of employees. The Company believes that the 500,000 share limit reduces the flexibility of the Company and our Board of Directors to utilize a mix of stock options and other awards that best facilitates the achievement of the Company’s objectives of attracting, motivating and retaining key executives and aligning compensation to stockholder interests in a competitive market for executive talent.

In addition, the amendments would add to the definition of “Performance Criteria.” The amendments would add additional criteria to the list of criteria the Company may use to establish performance goals, which the Company believes will enhance its ability to align performance-based awards with the financial performance of the Company and segment financial performance.

Finally, the amendments would amend the definition of “Fair Market Value” to allow the Company to issue option grants with an exercise price per share equal to the closing price on the date of grant. The Company believes this is likely to become the more standard practice in light of new compensation disclosure rules implemented by the Securities and Exchange Commission (the “SEC”).

Comparison of Material Differences between the Provisions of the 2005 Plan and the Amended 2005 Plan

Provision	2005 Plan	Amended 2005 Plan
Maximum amount of options and stock appreciation rights any single participant may be granted in any one year	500,000 shares of Common Stock	1,500,000 shares of Common Stock

Maximum amount of performance compensation awards any single participant may be granted in any one year	500,000 shares of Common Stock	1,500,000 shares of Common Stock

Definition of “Performance Criteria”	Does not specifically include OIBDA criterion.	Adds a new OIBDA criterion and expands several existing criteria to include growth rates for the particular measure as a criterion.

Provision	2005 Plan	Amended 2005 Plan
Definition of “Fair Market Value”	“. . .(i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported; . . .”	“. . .(i) if the Stock is listed on a national securities exchange, the closing sales price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported; . . .”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 OMNIBUS AWARD PLAN

Summary of the Amended and Restated 2005 Omnibus Award Plan

Below is a general description of the principal terms of the Amended 2005 Plan. This description is qualified in its entirety by the terms of the Amended 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. As noted above, the copy of the Amended 2005 Plan attached as Appendix A hereto is marked to show all changes from the 2005 Plan.

A total of 3,416,133 shares of Common Stock of the Company have been approved for issuance under the 2005 Plan. As of January 4, 2007, there were 1,685,863 shares remaining available for future grants under the 2005 Plan. This Proposal No. 2 does not change the number of shares available for awards under the Amended 2005 Plan. Under the 2005 Plan, (i) no participant could be granted awards of options and stock appreciation rights with respect to more than 500,000 shares of Common Stock in any one year and (ii) no participant could be granted more than 500,000 shares of Common Stock with respect to performance compensation awards in any one year. Under the Amended 2005 Plan, (i) no participant may be granted awards of options and stock appreciation rights with respect to more than 1,500,000 shares of Common Stock in any one year and (ii) no participant may be granted more than 1,500,000 shares of Common Stock with respect to performance compensation awards in any one year. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our Common Stock subject to such award will again be available for future grant. If there is any change in our corporate capitalization, the administrator in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our Amended 2005 Plan, the number of shares covered by awards then outstanding under our Amended 2005 Plan, the limitations on awards under our Amended 2005 Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate. The Amended 2005 Plan will have a term of ten years from the date the 2005 Plan was adopted and no further awards may be granted after that date. Under the Amended 2005 Plan, our Board of Directors or the Compensation Committee will administer and interpret the plan and has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the Amended 2005 Plan. Awards may be made to any of our employees, directors, officers and consultants and those of our subsidiaries or their respective affiliates. The types of awards that may be granted are nonqualified stock options, incentive (qualified) stock options (unless otherwise determined by the committee, all stock options will have an exercise price of no less than fair market value at the date of grant), stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, phantom stock awards, performance compensation awards or any combination of the foregoing. The administrator may grant any award under the Amended 2005 Plan in the form of a cash bonus or in the form of a performance compensation award, the vesting of which is conditioned on the satisfaction of certain performance goals. The maximum amount payable to any participant pursuant to a cash bonus under the Amended 2005 Plan is $10,000,000. The maximum term of an option granted under the

Amended 2005 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). At the election of the administrator the value of a restricted stock unit award may be paid in cash or shares of our Common Stock. The administrator may establish performance goals with reference to one or more of the following:

• net earnings or net income (before or after taxes)	• cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital)	• expense targets

• basic or diluted earnings per share (before or after taxes) or earnings per share growth	• earnings before or after taxes, interest, depreciation and/or amortization (EBITDA) or EBITDA growth	• margins

• net revenue or net revenue growth	• operating income before or after depreciation and/or amortization (OIBDA) or OIBDA growth	• operating efficiency

• gross profit or gross profit growth	• gross or operating margins	• objective measures of customer satisfaction

• net operating profit or net operating profit growth	• productivity ratios	• working capital targets

• return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales)	• share price (including, but not limited to, growth measures and total stockholder return)	• measures of economic value added

• inventory control	• productivity ratios	• enterprise value

Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the administrator in its sole discretion. In the event of a change in control (as defined in the Amended 2005 Plan), all outstanding options and equity (other than performance compensation awards) issued under the Amended 2005 Plan shall fully vest and performance compensation awards shall vest, as determined by the administrator based on the level of attainment of the performance goals. The administrator may, in its discretion, cancel outstanding awards and pay, in cash or stock, the value of the awards to the participants in connection with a change in control.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2005 Plan was intended to satisfy transitional rule requirements for a corporation going public in connection with an initial public offering with respect to grants to covered employees. Under the Amended 2005 Plan, the maximum number of shares with respect to which awards may be granted to a participant during a fiscal year of the Company is 1,500,000 shares. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1,000,000 paid to a covered employee. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period.

Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the Fair Market Value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates.

To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is cancelled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

In order for stock-based awards other than options and stock appreciation rights to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The Amended 2005 Plan contains a list of performance criteria that may be considered when granting performance-based awards as set forth above.

Section 409A. The American Jobs Creation Act of 2004 introduced a new section of the Internal Revenue Code (“Section 409A”) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended 2005 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. The Amended 2005 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended 2005 Plan participants under Section 409A of the Code. The Committee may amend the Amended 2005 Plan and outstanding awards to preserve the intended benefits of awards granted under the Amended 2005 Plan and to avoid the imposition of an additional tax under Section 409A of the Code. In addition, no award under the Amended 2005 Plan can be granted, deferred, accelerated, extended, paid out or modified under the Amended 2005 Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A of the Code, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for the fiscal year ended September 30, 2007 and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Before selecting Ernst & Young, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by Ernst & Young would impair Ernst & Young’s independence and concluded that it would not.

Ernst & Young has audited the Company’s financial statements since the Company was acquired from Time Warner Inc. in March 2004.

A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Vote Required for Approval

Stockholder ratification is not required for the appointment of Ernst & Young as our independent registered public accountants for the fiscal year ending September 30, 2007 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages and positions of our directors as of January 4, 2007. Their respective backgrounds are described following the table:

Name	Age	Position with Company
Edgar Bronfman, Jr. (1)	51	Chairman of the Board and Chief Executive Officer
Len Blavatnik (2)	49	Director
Shelby W. Bonnie (3)	42	Director
Richard Bressler	49	Director
John P. Connaughton	41	Director
Phyllis E. Grann (3)	69	Director
Michele J. Hooper (3)(4)	55	Director
Scott L. Jaeckel	36	Director
Seth W. Lawry (1)(2)	42	Director
Thomas H. Lee (1)(2)	62	Director
Ian Loring (1)(2)	40	Director
Jonathan M. Nelson (1)(2)	50	Director
Mark Nunnelly (1)(2)	48	Director
Scott M. Sperling (1)(2)(5)	49	Director

(1)	Member of the Executive, Governance and Nominating Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee
(4)	Lead Independent Director
(5)	Presiding Director

Edgar Bronfman, Jr. has served as our Chairman of the Board and Chief Executive Officer since March 1, 2004. Before joining the Company, Mr. Bronfman served as Chairman and CEO of Lexa Partners LLC, which he founded, from April 2002. Prior to Lexa Partners, Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal in December 2000. He resigned from his position as an officer and executive of Vivendi Universal on March 31, 2002, and resigned as Vice Chairman of Vivendi Universal’s Board of Directors on December 2, 2003. Prior to the December 2000 formation of Vivendi Universal, Mr. Bronfman was President and CEO of The Seagram Company Ltd., a post he held since June 1994. From 1989 until June 1994, Mr. Bronfman served as President and COO of Seagram. Between 1982 and 1989, he held a series of senior executive positions for The Seagram Company Ltd. in the U.S. and in Europe. Mr. Bronfman serves on the boards of InterActiveCorp, Fandango, New York University Medical Center and the Board of Governors of The Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania. He is also Chairman of the Board of Endeavor Global, Inc. and is a Member of the JP Morgan National Advisory Board.

Len Blavatnik has served as our director since March 4, 2004. He is Chairman, founder and principal shareholder of Access Industries, a global private investment firm with a diversified portfolio in energy, minerals and mining, telecommunications, real estate, and financial services, a position he has held since 1986. Mr. Blavatnik serves as a director of TNK-BP, the Siberian-Urals Aluminum Company (SUAL) and for numerous academic and philanthropic organizations and other companies. He received a Masters degree in Computer Science from Columbia University and an M.B.A. from Harvard Business School.

Shelby W. Bonnie has served as our director since November 4, 2005. Mr. Bonnie is a co-founder of CNET Networks and was at CNET Networks as both an executive and member of the board of directors from 1993 to 2006. In October 2006, Mr. Bonnie resigned from his executive duties and currently serves as a director of CNET Networks. He served as Chief Executive Officer and Chairman of the Board of Directors of CNET Networks from 2000 to 2006. Mr. Bonnie has also held the positions of Chief Operating Officer and Chief

Financial Officer of CNET Networks. Prior to joining CNET Networks, Mr. Bonnie held positions at Tiger Management Corporation, a New York-based investment managing firm, and in the mergers and acquisitions department of Morgan Stanley & Co. Inc.

Richard J. Bressler has served as our director since May 10, 2005. Mr. Bressler joined Thomas H. Lee Partners, L.P. as a Managing Director in January 2006. From May 2001 through 2005, Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Before joining Viacom Inc., Mr. Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive Officer of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. from March 1995 to June 1999. Before joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young since 1979. Mr. Bressler serves as Chairman for the Center for Communication Board, the Duke University Fuqua School of Business’s Board of Visitors, New School University’s Board of Trustees, the J.P. Morgan Chase National Advisory Board and the Columbia University School of the Arts Deans’ Council. Mr. Bressler holds a B.B.A. from Adelphi University.

John P. Connaughton has served as our director since March 4, 2004. He has been a Managing Director of Bain Capital Partners, LLC since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he worked in the healthcare consumer products and business services industries. He currently serves as a director of M/C Communications (PriMed), Warner Chilcott, Epoch Senior Living, CRC Health Group, AMC Theatres (formerly Loews Cineplex Entertainment/LCE Holdings, Inc.), ProSiebenSat.1 Media AG (MDAX-PSMG), Sungard Data Systems, Cumulus Media Partners and The Boston Celtics. He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVa McIntire Foundation Board of Trustees. Mr. Connaughton received a B.S. in commerce from the University of Virginia and an M.B.A. from Harvard Business School.

Phyllis E. Grann has served as our director since July 26, 2006. Since 2002, Ms. Grann has been a senior editor at Doubleday, a division of Random House, Inc. From 1996 to 2001, Ms. Grann was the Chief Executive Officer and President of Penguin Putnam, Inc., the U.S. affiliate of The Penguin Group. Before Penguin USA and Putnam Berkley merged in November of 1996, Ms. Grann had been Chairman and Chief Executive Officer of The Putnam Berkley Group. She joined Putnam Berkley in 1976 as Editor-in-Chief of G.P. Putnam’s Sons. She was named President and Publisher in 1984 of The Putnam Berkley Group. She was named Chief Executive Officer in 1987 and Chairman in 1991. Her publishing career began in 1958 at Doubleday & Company, where she was Nelson Doubleday’s secretary. She then joined William Morrow & Company, where she was named Editor. In 1970, she moved to Simon & Schuster as Senior Editor and was made Editor-in-Chief of Pocket Books, their mass-market paperback division, in 1974. Ms. Grann is a graduate of Barnard College. She has been recognized in Entertainment Weekly’s “101 Most Powerful People in Entertainment.”

Michele J. Hooper has served as our director since March 2, 2006. Ms. Hooper is a co-founder and Managing Partner of The Directors’ Council, a position she has held since 2003. Previously, Ms Hooper served as President and Chief Executive Officer of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care from 1998 until Stadtlander was acquired in 1999. Prior to joining Stadtlander, Ms. Hooper was Corporate Vice President, Caremark International Inc, a spinoff of Baxter International, and President of the International Business Group. Ms. Hooper began her career at Baxter and held positions of increasing responsibility before her appointment as Vice President, Corporate Planning. From 1988 to 1992, Ms. Hooper was President of Baxter Canada. Ms Hooper also serves on the corporate boards of directors of PPG Industries, Inc. and AstraZeneca PLC and chairs the Audit Committee for PPG. Ms. Hooper is a board member of the National Association of

Corporate Directors (NACD), and is President of NACD’s Chicago Chapter. She was a commissioner on the 2004 and the 2005 NACD Blue Ribbon Commissions on governance. Ms Hooper is a member of the OECD Advisory Panel on Boardroom Practices. She is a member of the Advisory boards of American Telecare and L.E.K. Consulting. Ms. Hooper is a Board member of the Center for Disease Control Foundation, and Evanston Northwestern Healthcare. Ms. Hooper earned an M.B.A. at the University of Chicago and a B.A. in Economics at the University of Pennsylvania.

Scott L. Jaeckel has served as our director since March 4, 2004. He is a Managing Director at Thomas H. Lee Partners, L.P. Mr. Jaeckel worked at Thomas H. Lee Company from 1994 to 1996, rejoining in 1998. From 1992 to 1994, Mr. Jaeckel worked at Morgan Stanley & Co. Incorporated in the Corporate Finance Department. He currently serves as a director of Paramax Capital Group, Fidelity Sedgwick Holdings, Inc. and other private companies. He holds a B.A. in Economics and Mathematics from The University of Virginia and an M.B.A. from Harvard Business School.

Seth W. Lawry has served as our director since March 4, 2004. He is a Managing Director at Thomas H. Lee Partners, L.P. He is also a director of ProSiebenSat.1 Media AG. Mr. Lawry worked at Thomas H. Lee Company from 1989 to 1990, rejoining in 1994. From 1987 to 1989 and 1992 to 1994, Mr. Lawry worked at Morgan Stanley & Co. Incorporated in the Mergers & Acquisitions, Corporate Finance, and Equity Capital Markets departments. Mr. Lawry holds a B.A. in Economics and German Studies from Williams College and an M.B.A. from Stanford Graduate School of Business.

Thomas H. Lee has served as our director since March 4, 2004. He is Chairman and CEO of Thomas H. Lee Capital, LLC, Thomas H. Lee Capital Management, LLC and Lee Equity Partners, LLC. Thomas H. Lee Capital Management, LLC manages over $2.3 billion in the Blue Star I, LLC group of fund of hedge funds. Lee Equity Partners, LLC is engaged in the private equity business in New York City. In 1974, Mr. Lee founded the Thomas H. Lee Company, the predecessor of Thomas H. Lee Partners, L.P., and from that time until March 2006 served as its Chairman and CEO. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank’s high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a securities analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee serves or has served as a director of numerous public and private companies in which he and his affiliates have invested, including Finlay Enterprises, Inc., The Smith & Wollensky Restaurant Group, Inc., Metris Companies, Inc., Vertis Holdings, Inc., Wyndham International, Inc. and Miller Import Corporation. In addition, Mr. Lee is a Member of the JP Morgan National Advisory Board. Mr. Lee is currently a Trustee of Lincoln Center for the Performing Arts, The Museum of Modern Art, NYU Medical Center, The Rockefeller University, and Whitney Museum of American Art among other civic and charitable organizations. He also serves on the Executive Committee for Harvard University’s Committee on University Resources. Mr. Lee is a 1965 graduate of Harvard College.

Ian Loring has served as our director since March 4, 2004. He is a Managing Director of Bain Capital Partners, LLC. Prior to joining Bain Capital in 1996, Mr. Loring was a Vice President at Berkshire Partners where he worked in the specialty manufacturing, technology and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert. He serves as a director of Eschelon Telecom and UGS PLM Solutions. Mr. Loring received a B.A. from Trinity College and an M.B.A. from Harvard Business School.

Jonathan M. Nelson has served as our director since March 4, 2004. He is the Chief Executive Officer of Providence Equity Partners Inc. Mr. Nelson is a director of Bresnan Broadband Holdings, LLC, Western Wireless Corp., Metro Goldwyn Mayer and Yankees Entertainment and Sports Network, Inc., and was, during the period of Providence’s investment, a director of VoiceStream Wireless Corp. (now Deutsche Telekom A.G.), AT&T Canada, Inc., Brooks Fiber Properties, Inc. (now Verizon), Eircom plc and Wellman Inc., as well as numerous privately-held companies affiliated with Providence Equity Partners Inc. and Narragansett Capital Inc. Prior to founding Providence Equity Partners in 1990, Mr. Nelson was a founder and Managing Director of

Narragansett Capital Inc. where he specialized in broadcasting, publishing and cable television. Mr. Nelson is currently a trustee of Trinity Repertory Company in Providence, Rhode Island and Brown University. Mr. Nelson received a B.A. from Brown University and an M.B.A. from Harvard Business School.

Mark Nunnelly has served as our director since March 4, 2004. He joined Bain Capital Partners, LLC in 1990 as a Managing Director. Prior to joining Bain Capital, Mr. Nunnelly was a Vice President of Bain & Company, with experience in its domestic, Asian and European strategy practices. Previously, Mr. Nunnelly worked at Procter & Gamble in product management. He serves as a director of Domino’s Pizza, Dunkin’ Brands, Eschelon Telecom, UGS PLM Solutions and other private and not for-profit corporations. Mr. Nunnelly received an A.B. from Centre College and an M.B.A. from Harvard Business School.

Scott M. Sperling has served as our director since March 4, 2004. He is a Co-President at Thomas H. Lee Partners, L.P. Mr. Sperling is also President of THLee Putnam Capital, a joint venture with Putnam Investments, one of the largest global investment management firms. Mr. Sperling is currently a director of Thermo Fisher Scientific, Inc., ProSiebenSat.1 Media AG and several private companies. Prior to joining Thomas H. Lee Partners, Mr. Sperling was for over ten years Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company. Before that, he was a senior consultant with the Boston Consulting Group. He received a B.S. from Purdue University and an M.B.A. from Harvard Business School.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board

Our business is managed under the direction of the Board of Directors. The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors approval. The Board of Directors held nine formal meetings during the fiscal year ended September 30, 2006 and acted six times by written consent. Board members are requested to make attendance at board and committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings. Combined attendance at Board of Directors and Board committee meetings in fiscal 2006 was more than 85% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Each incumbent director other than Messrs. Blavatnik and Nelson attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and Board committees on which they served. Mr. Blavatnik attended 11 of 16 and Mr. Nelson 15 of 22, or greater than 68% in each case, of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served.

Corporate Governance

The Board of Directors and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board of Directors.

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Policies, Code of Conduct, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee and the Executive, Governance and Nominating Committee. The corporate governance page can be found at www.wmg.com, by clicking on “Investor Relations” and then on “Corporate Governance.”

The Company’s corporate governance practices represent our firm commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. Representative steps we have taken to fulfill this commitment include, among others:

•	The Board of Directors has adopted clear corporate governance policies;

•	All members of the Audit Committee are independent;

•	The non-management and independent members of the Board of Directors meet regularly without the presence of management;

•	All employees and members of the Board of Directors are responsible for complying with our Code of Conduct and our Insider Trading Policy;

•	The charters for each committee of the Board of Directors clearly establish their respective roles and responsibilities;

•	The Company has a Compliance Officer and a Deputy Compliance Officer who monitor compliance with our Code of Conduct;

•	We have a hotline available to all employees and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters to encourage employees to report questionable activities to our legal department and Audit Committee;

•	The Company’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to our Audit Committee;

•	Our independent auditors report directly to the Audit Committee; and

•	We have established procedures for stockholders to communicate with the Board of Directors as described below.

Independence

An investor group consisting of THL, Bain Capital and its affiliates, Providence Equity Partners Inc. and its affiliates and Music Capital Partners, L.P. (together, the “Investor Group”) currently controls more than 50% of the voting power of our common stock and we are, therefore, a “controlled company” under the NYSE rules. “Controlled companies” under those rules are companies of which more than 50% of the voting power is held by an individual, a group or another company. Each member of the investor group has filed a Statement of Beneficial Ownership on Schedule 13G relating to their respective holdings and related voting arrangements with the SEC. On this basis, we currently avail ourselves of the “controlled company” exception under the NYSE rules which eliminates the requirements that we have a majority of independent directors on our Board of Directors and that our Compensation Committee and Executive, Governance and Nominating Committee be each composed entirely of independent directors.

Our Board of Directors consists of 14 directors, including three independent directors under the NYSE rules, Mr. Bonnie, Ms. Grann and Ms. Hooper. The Board of Directors has affirmatively determined that each of

Mr. Bonnie, Ms. Grann and Ms. Hooper is independent under the criteria established by the NYSE for independent board members. In addition, the Board of Directors has determined each of Mr. Bonnie, Ms. Grann and Ms. Hooper meets the additional independence criteria required for Audit Committee membership. No independent director receives any fees or compensation from the Company other than compensation received in his or her capacity as a director. The Company uses the categorical standards of independence established under the NYSE rules in determining if directors are independent. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the Board of Directors in determining that any of the directors are independent.

The stockholders’ agreement described below under “Certain Relationships and Related Party Transactions” provides that the Company’s Board of Directors consist of up to 14 members, with five directors designated by THL, five directors designated by other members of the Investor Group, one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and three other directors to be chosen unanimously by the vote of the Company’s Board of Directors. Each director designee(s) may only be removed by the member of the Investor Group that appointed such designee(s). The agreement regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any NYSE requirements. See “Certain Relationships and Related Party Transactions – Stockholders Agreement.”

Executive Sessions and Meetings of Independent Directors

The Board of Directors intends to hold executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. At its meetings in 2006, the Board of Directors regularly met in executive sessions of non-employee directors. The Board of Directors also intends to hold executive sessions of the independent directors at least once a year. Mr. Sperling has been appointed Presiding Director for each of the executive sessions of the non-management directors by the Board of Directors. Ms. Hooper has been appointed Lead Independent Director for each of the executive sessions of the independent directors by the Board of Directors.

Board Attendance at Annual Meetings

Board members are invited to attend the Company’s annual meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the annual meetings. One member of the Board of Directors attended the Company’s fiscal 2005 Annual Meeting of Stockholders.

Communication with the Board of Directors

The Company’s non-management and independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Board of Directors may communicate with the Board of Directors by sending an e-mail to BoardofDirectors@wmg.com or writing to the following address:

Warner Music Group Corp.

c/o Office of the Corporate Secretary

75 Rockefeller Plaza

New York, New York 10019

In any such communication, an interested person may also designate a particular audience, including the Presiding Director, Mr. Sperling, the Lead Independent Director, Ms. Hooper, or a committee of the Board of Directors, such as the Audit Committee. Our legal department will forward all correspondence to the Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Policies Governing Director Nominations

In recommending candidates for election to the Board of Directors, the Executive, Governance and Nominating Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Executive, Governance and Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Executive, Governance and Nominating committee would recommend the candidate for consideration by the full Board of Directors. The Executive, Governance and Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Executive, Governance and Nominating Committee’s consideration, submit the candidate’s name and qualifications to the following address:

Warner Music Group Corp.

c/o Office of the Corporate Secretary

75 Rockefeller Plaza

New York, New York 10019

When submitting candidates for nomination to be elected at the Company’s Annual Meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by the Company’s by-laws.

In particular, for the Executive, Governance and Nominating Committee to consider a candidate recommended by a stockholder for nomination at the fiscal 2007 annual meeting of stockholders, the recommendation must be delivered or mailed to and received by our Corporate Secretary between September 19, 2007 and October 19, 2007, which are the dates not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the Annual Meeting (or, if the fiscal 2007 annual meeting is not held within 30 days of the anniversary of the date of the 2006 Annual Meeting, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2007 annual meeting is made). Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•	All other information relating to recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.

The Corporate Secretary of the Company will promptly forward any such nominations to the Executive, Governance and Nominating Committee. Once the Executive, Governance and Nominating Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. Nominations not made in accordance with the foregoing policy shall be disregarded by the Executive, Governance and Nominating Committee and votes cast for such nominees shall not be counted.

The stockholders’ agreement governs the exercise of the voting rights of certain of our stockholders with respect to election of directors and certain other material events. The parties to the stockholders’ agreement have agreed to vote their shares to elect the Board of Directors as set forth therein. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Code of Conduct

The Company has adopted a Code of Conduct as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the Securities Exchange Act of 1934 (and in accordance with the NYSE requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Conduct is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website www.wmg.com. A copy of the Code of Conduct may also be obtained free of charge, from the Company upon a request directed to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

The Company adopted in May 2006 written procedures for the review, approval and ratification of transactions with related persons. The procedures cover related party transactions between the Company and any of its executive officers and directors. More specifically, the procedures cover (1) any transaction or arrangement in which the Company is a party and in which a related party has a direct or indirect personal or financial interest and (2) any transaction or arrangement using the services of a related party to provide legal, accounting, financial, consulting or other similar services to the Company. Related party transactions covered by these procedures are generally considered by our Audit Committee, provided that, if the related party transaction involves a member of the Audit Committee, the matter will be forwarded to the full Board of Directors for its consideration. Subsequent to the adoption of the written policy above, the Company has followed these procedures regarding all reportable related party transactions.

Committees of the Board of Directors

Our Board of Directors currently has an Audit Committee, a Compensation Committee and an Executive, Governance and Nominating Committee.

Audit Committee

Our Audit Committee currently consists of Michele Hooper, who serves as chair, Shelby Bonnie and Phyllis Grann. This committee held nine meetings during the last fiscal year. Ms. Hooper qualifies as our “audit committee financial expert” as such term is defined in Item 401(b) of Regulation S-K. Our Board of Directors

has determined that each member of our Audit Committee meets the independence and experience requirements of the NYSE and the federal securities laws. The Audit Committee is governed by a written charter that will be reviewed, and amended if necessary, on an annual basis. The Audit Committee’s responsibilities include (1) recommending the hiring or termination of independent auditors and approving any non-audit work performed by such auditor, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) annually reviewing the adequacy of the Audit Committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on the Company and (13) reporting regularly to the full Board of Directors.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

The Audit Committee complies with all NYSE and legal requirements and consists entirely of independent directors.

Compensation Committee

Our Compensation Committee consists of Scott Sperling, who serves as chair, Len Blavatnik, Thomas Lee, Seth Lawry, Mark Nunnelly, Jonathan Nelson and Ian Loring. This committee held seven meetings during the last fiscal year. The Compensation Committee’s responsibilities include, among other things, (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the Board of Directors compensation for board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the evaluation of executive performance and other related matters, (6) administering stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC, (8) reviewing and making recommendations to the Board of Directors regarding long-term incentive compensation or equity compensation plans and (9) retaining consultants to advise the committee on executive compensation practices and policies.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

As the Company is a “controlled” company, none of its Compensation Committee members are independent, as is permitted by NYSE rules.

Executive, Governance and Nominating Committee

Our Executive, Governance and Nominating Committee consists of Scott Sperling, who serves as chair, Edgar Bronfman, Jr., Thomas Lee, Seth Lawry, Mark Nunnelly, Jonathan Nelson and Ian Loring. This committee held six meetings during the last fiscal year. The Executive, Governance and Nominating Committee’s responsibilities include, among other things, (1) supporting the Board of Directors in performance of its duties and responsibilities with respect to strategic outcomes, management outcomes, including leadership and compensation, and actions between meetings of the Board of Directors, (2) reporting regularly to the full Board of Directors, (3) developing and recommending criteria for selecting new directors, (4) screening and recommending to the Board of Directors individuals qualified to become directors, (5) overseeing evaluations of the Board of Directors, its members and committees of the Board of Directors and (6) establishing criteria for and leading the annual performance self-evaluation of the Board of Directors and each committee.

The Executive, Governance and Nominating Committee also monitors compliance with our Code of Conduct that covers all employees and executives and financial officers. The Board of Directors has approved and adopted a Code of Conduct for all employees, including all of our executives and financial officers, copies of which are available upon written request at no cost as described above under “—Code of Conduct.”

The Executive, Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

As the Company is a “controlled” company, none of its Executive, Governance and Nominating Committee members are independent, as is permitted by NYSE rules.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is or has been a company officer or employee. None of the Company’s executive officers currently serves on the Compensation Committee or any similar committee of another public company.

Director Compensation

The Board of Directors has not made any adjustments to the director compensation plan approved by the Board of Directors in May 2005. Currently, all directors who do not serve as officers or employees for us and are not affiliated with the Investor Group, whom we refer to as independent directors, will receive an annual retainer of $150,000. Such directors will receive an additional retainer for serving on committees or as chairs of committees. As a result, an outside director who is the chair of the Audit Committee will receive an annual retainer of $170,000 and an outside director who either serves as a member of the Audit Committee or as the chair of another committee will receive an annual retainer of $160,000. Of such annual retainer, half will be paid in restricted shares of our common stock and half will be paid in either shares of common stock or cash, at the option of the director. Directors are entitled to reimbursement of their fees incurred in connection with travel to meetings. In addition, the Company reimburses directors for fees paid to attend director education events.

We currently encourage all outside directors to hold a minimum amount of our common stock. Directors who serve as officers or employees for us or who are affiliated with the Investor Group will not receive compensation in connection with their services as directors.

All of the shares of restricted stock granted to directors vest on the first anniversary of the related restricted stock agreement. Such shares shall be forfeited without consideration by a director at any time prior to vesting upon cessation of Board membership, with certain exceptions.

Other Compensation Information

The Company does not offer any deferred compensation plans to its directors or executive officers.

The Company does not offer any retirement plans to its directors and does not offer any retirement plans to its executive officers, other than the 401(k) plan generally available to employees. In accordance with the terms of the Company’s 401(k) plan, the Company matches, in cash, 50% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by the Company is subject to vesting, based on continued employment, with 25% scheduled to vest on each of the second through fifth anniversaries of the employee’s date of hire.

STOCK OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of January 4, 2007 with respect to the ownership of our common stock by:

•	each person known to own beneficially more than 5% of the common stock;

•	each of our directors and nominees;

•	each of our executive officers named in the summary compensation table; and

•	all of our executive officers and directors as a group.

Notwithstanding the beneficial ownership of common stock presented below, the stockholders’ agreement governs the stockholders’ exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders’ agreement have agreed to vote their shares to elect the Board of Directors as set forth therein. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Shares beneficially owned by Messrs. Bronfman, Bonnie, Grann, Hooper, Cohen, Fleisher, Johnson and Zubillaga include restricted shares that vest based upon certain service or performance-based criteria described elsewhere in this Proxy Statement.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019.

Name and address of beneficial owner	Number	Percent of Common Stock
Thomas H. Lee Funds(1)(9) c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110	56,353,539	37.7%
Music Capital Partners, L.P.(2)(9) c/o Lexa Partners LLC 375 Park Avenue New York, NY 10152	14,195,930	9.5%
Bain Capital Funds(3)(9) c/o Bain Capital, LLC 111 Huntington Avenue Boston, MA 02199	24,090,063	16.1%
Providence Equity Partners Inc.(4)(9) 50 Kennedy Plaza 18th Floor Providence, RI 02903	12,905,391	8.6%

Name and address of beneficial owner	Number	Percent of Common Stock
Edgar Bronfman, Jr.(2)	3,284,869	2.2%
Len Blavatnik	—	—
Shelby W. Bonnie	5,397	*
Richard J. Bressler(5)	5,000	*
John P. Connaughton(6)	—	—
Phyllis E. Grann	1,793	*
Michele J. Hooper	3,842	*
Scott L. Jaeckel(5)	—	—
Seth W. Lawry(5)	—	—
Thomas H. Lee(5)	—	—
Ian Loring(6)	—	—
Jonathan N. Nelson(4)	—	—
Mark Nunnelly(6)	—	—
Scott M. Sperling(5)	—	—
Lyor Cohen	1,671,102	1.1%
Michael D. Fleisher(7)	836,208	*
David H. Johnson	109,494	*
Alex Zubillaga	78,779	*
All directors and executive officers as a group ((20) members)(8)	6,071,484	4.1%

*	Less than 1%
(1)	Based upon information regarding Warner Music Group holdings reported on a Schedule 13G, as amended, which was filed with the SEC on February 14, 2006. Includes shares of common stock owned by each of Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P. (collectively, the “THL Funds”), Putnam Investment Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC (collectively, the “Putnam Funds”), 1997 Thomas H. Lee Nominee Trust (the “Lee Trust”), THL WMG Equity Investors, L.P. (“THL WMG Equity”) and Thomas H. Lee Investors Limited Partnership (“Lee Investors”). The shares held by the THL Funds may be deemed to be beneficially owned by THL Equity Advisors V, LLC (“Advisors”), the general partner of each of the THL Funds. The shares held by THL WMG Equity may be deemed to be beneficially owned by Thomas H. Lee Advisors, LLC (“THL Advisors”), its general partner. Advisors and THL Advisors each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. The Putnam Funds, the Lee Trust and Lee Investors are co-investment entities of the THL Funds and each disclaims beneficial ownership of any shares other than the shares held directly by such entity. Each of the THL Funds, Advisors, THL Advisors, Lee Investors and the Lee Trust has an address c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The Putnam Funds have an address c/o Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109.
(2)	Based upon information regarding Warner Music Group holdings reported on a Schedule 13G, as amended, which was filed with the SEC on January 26, 2006. Edgar Bronfman, Jr., a director and the Chairman and Chief Executive Officer of the Company and its wholly owned subsidiaries, WMG Holdings Corp. and WMG Acquisition Corp., is the managing member of the ultimate general partner of Music Capital Partners, L.P., and as such, may be deemed to have beneficial ownership of shares of common stock held by Music Capital Partners, L.P. Mr. Bronfman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(3)	Based upon information regarding Warner Music Group holdings reported on a Schedule 13G, as amended, which was filed with the SEC on February 10, 2006. Includes shares of common stock owned by each of Bain Capital VII Coinvestment Fund, LLC, Bain Capital Integral Investors, LLC, and BCIP TCV, LLC (the “Bain Capital Funds”). Each of the Bain Capital Funds is an affiliate of Bain Capital, LLC. Bain Capital LLC disclaims beneficial ownership of such shares. Each of the Bain Capital Funds has an address c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(4)	Based upon information regarding Warner Music Group holdings reported on a Schedule 13G, as amended, which was filed with the SEC on February 14, 2006. Includes shares of common stock owned by each of Providence Equity Partners IV, L.P. and Providence Equity Operating Partners IV, L.P. (collectively, the “Providence Funds”). Jonathan M. Nelson, a director of the Company, WMG Holdings Corp. and WMG Acquisition Corp., Glenn M. Creamer and Paul J. Salem are members and officers of Providence Equity Partners IV L.L.C., which is the general partner of Providence Equity GP IV L.P., which is the general partner of Providence Funds, and thus may be deemed to have beneficial ownership of the shares held by the Providence Funds. Each of Messrs. Nelson, Creamer and Salem expressly disclaims beneficial ownership of such shares except to the extent of their pecuniary interest. The Providence Funds have an address c/o Providence Equity Partners Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903.
(5)	Mr. Lee, a director of the Company, WMG Holdings Corp. and WMG Acquisition Corp., is the former Chairman and CEO of Thomas H. Lee Partners, L.P. and disclaims any beneficial ownership of any shares beneficially owned by the Thomas H. Lee Funds except to the extent of his pecuniary interest. Mr. Lee is currently the Chairman and CEO of Lee Equity Partners, LLC. Mr. Lee has an address c/o Thomas H. Lee Capital, LLC, 767 Fifth Avenue, Suite 6A, New York, New York 10153. Messrs. Bressler, Lawry, Sperling and Jaeckel, directors of the Company, WMG Holdings Corp. and WMG Acquisition Corp., are managing directors of Thomas H. Lee Partners, L.P. and disclaim any beneficial ownership of any shares beneficially owned by the Thomas H. Lee Funds except to the extent of their pecuniary interest. Messrs. Bressler, Lawry, Sperling and Jaeckel have an address c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.
(6)	Messrs. Connaughton, Loring and Nunnelly, directors of the Company, WMG Holdings Corp. and WMG Acquisition Corp., are managing directors of Bain Capital Partners, LLC. Each of Messrs. Connaughton, Loring and Nunnelly disclaim any beneficial ownership of any shares beneficially owned by the Bain Capital Funds except to the extent of their pecuniary interest. Messrs. Connaughton, Loring and Nunnelly have an address c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02110.
(7)	Mr. Fleisher has pledged 224,052 of his shares of restricted stock in connection with a line of credit that may be drawn down at any time. Pursuant to the terms of the line of credit, the amount borrowed may never exceed the lesser of $1,000,000 or 15% of the value of the pledged shares.
(8)	Includes 62,500 shares of common stock that may be acquired by Patrick Vien and 12,500 shares of common stock that may be acquired by Caroline Stockdale on or before March 5, 2007 pursuant to options held by them pursuant to individual stock option agreements described elsewhere in this Proxy Statement.
(9)	Based upon information regarding Warner Music Group holdings reported on Schedule 13Gs, because the stockholders agreement among Music Capital Partners, L.P., Thomas H. Lee Partners, L.P. and its affiliates (“THL”), Bain Capital and its affiliates (“Bain Capital”) and Providence Equity Partners, Inc. and its affiliates (“Providence”) and certain other parties, THL, Bain Capital, Providence and Music Capital Partners, L.P. are deemed to be a group pursuant to Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, with respect to the voting of the common stock. The aggregate number of shares of common stock beneficially owned by the members of the group as of January 4, 2007 is approximately 107,544,922, which represents approximately 72% of the Company’s outstanding shares of common stock.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee is responsible for overseeing our compensation programs. As part of that responsibility, the Compensation Committee determines all compensation for the Chief Executive Officer and the Company’s other executive officers as defined by SEC rules.

The compensation for the Company’s executive officers consists of base salary and annual target bonuses. The executive officers do not receive any other compensation or benefits other than standard benefits available to all U.S. employees, which primarily consist of health plans, the opportunity to participate in the company’s 401(k) plan, basic life insurance and accidental death insurance coverage. In addition, our executive officers receive long-term incentives in the form of equity grants or the opportunity to purchase equity of the Company.

In determining the compensation of the executive officers, the Compensation Committee seeks to establish a level of compensation that is (a) appropriate for the size and financial condition of the Company, (b) structured so as to attract and retain qualified executives and (c) tied to annual financial performance and long-term stockholder value creation.

The Company has entered into employment agreements with each of its executive officers, which establish each executive’s base salary and annual target bonus. In addition, by evaluating their roles and responsibilities, each executive officer was allowed to invest in equity of the Company or was awarded equity in the form of stock options or restricted stock in connection with their employment. The Compensation Committee believes these arrangements are reasonable and competitive compared to other companies the Company competes with for the attraction and retention of talent.

Executive Officer Base Salaries

Executive officers’ salaries are determined pursuant to the terms of their respective employment agreements. In cases where base salary increases are at the discretion of the Compensation Committee pursuant to the terms of an executive officer’s employment agreement, the Compensation Committee annually reviews base salaries and any increases are based on the Company’s overall performance and the executive’s individual performance during the preceding year.

Executive Officer Annual Bonuses

Executive officers were eligible for annual bonuses for 2006 based upon minimums or targets set forth in their employment agreements. The Compensation Committee based executive officer bonuses on the minimums or targets set forth in their employment agreements and, in cases where bonus amounts are at the discretion of the Compensation Committee, on comparisons with prior-year bonuses, the Company’s overall performance and subjective factors related to the executive’s individual performance during the preceding year. At its October 19, 2006, December 4, 2006 and December 6, 2006 meetings, the Compensation Committee considered various data including specific factors regarding the performance of the Company, including comparisons of fiscal 2006 revenue and operating income before depreciation and amortization (or OIBDA), to the prior year and versus budgets, subjective factors regarding the individual performance of the Company’s executive officers and external and internal comparable compensation data to determine appropriate bonuses. The Compensation Committee determined that based on the Company’s financial results and review of other factors, the executive officers were entitled to payments ranging from 100% to 286% of their minimum or target bonuses. The

Compensation Committee of the Board of Directors approved the award of bonuses to the named executive officers listed below as follows:

•	Edgar Bronfman, Jr., the Company’s Chairman of the Board and CEO, was awarded an annual cash bonus of $6,000,000;

•	Lyor Cohen, the Company’s Chairman and CEO of U.S. Recorded Music, was awarded an annual cash bonus of $4,500,000;

•	Michael Fleisher, the Company’s Executive Vice President and CFO, was awarded an annual cash bonus of $1,400,000;

•	David H. Johnson, the Company’s Executive Vice President, General Counsel and Secretary, was awarded an annual cash bonus of $800,000; and

•	Alex Zubillaga, the Company’s Executive Vice President, Digital Strategy and Business Development, was awarded an annual cash bonus of $1,000,000.

Equity Compensation Grants

The Compensation Committee is responsible for establishing and administering the Company’s equity compensation programs and for awarding equity compensation to the executive officers. To date, the sole forms of equity compensation awarded to or purchased by officers and employees have been restricted stock and stock options. The Compensation Committee believes that restricted stock and stock options are an important part of overall compensation because they align the interests of officers and other employees with those of stockholders and create incentives to maximize long-term stockholder value.

In determining the total amount of stock options or restricted stock to be granted or offered to be sold annually to all recipients, the Compensation Committee considers the amount of stock options and restricted stock already held by employees and executive officers, dilution, future impact on operating income and net income, the number of options outstanding, the number of shares of common stock, including restricted stock, outstanding, the performance of the Company during the immediately preceding year and equity granting practices at peer companies and competitors. The grants in fiscal 2006 to all employees totaled option grants covering 340,000 shares and restricted stock grants covering 61,032 shares. Total option grants plus total restricted stock grants in fiscal 2006 to all employees represented less than 1% of shares outstanding as of September 30, 2006, in the aggregate.

The Compensation Committee determines the number of options or restricted stock granted or sold to each executive officer based on the total amount of equity awards available under outstanding plans and the responsibility and overall compensation of each executive officer. In general, executive officers and other employees have received an initial grant of equity in the form of restricted stock (either purchased or awarded) or stock options, usually at the time of their initial employment (or, for those employed at such time, in connection with the acquisition of the Company from Time Warner in 2004). On occasion, the Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to attract new hires to the Company, to retain executives or to recognize other special circumstances. The Company did not make any option or restricted stock grants to any of the persons named in the Summary Compensation Table during the fiscal year ended September 30, 2006. The Company did grant 250,000 options to Patrick Vien in connection with his hiring in February 2006 pursuant to an individual stock option agreement described elsewhere in this Proxy Statement.

Chief Executive Officer’s Compensation

The Compensation Committee considered the following factors in determining the compensation for fiscal 2006 for Edgar Bronfman, Jr., Chairman of the Board and Chief Executive Officer: the terms of his employment agreement with the Company, the Company’s financial performance for 2006, Mr. Bronfman’s performance and the total compensation paid to Mr. Bronfman. The base salary for Mr. Bronfman pursuant to the terms of his employment contract is $1,000,000, subject to discretionary increases from time to time by the Board of Directors or the Compensation Committee. Mr. Bronfman is also eligible to receive an annual cash bonus, with a target of 300% of his base salary and a maximum of up to 600% of his base salary. Based on these factors, the Compensation Committee left Mr. Bronfman’s 2006 base salary at $1,000,000, which is unchanged from his 2004 and 2005 salary levels, and approved an annual bonus of $6,000,000.

Review of all Components of Executive Compensation

The Compensation Committee has reviewed all components of the executive officers’ compensation, including salary, bonus, equity compensation and accumulated realized and unrealized stock option gains.

Internal Pay Equity

The Compensation Committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executive officers is consistent with such differences found at peer companies.

The Compensation Committee’s Conclusion

Based on its review, the Compensation Committee finds the total compensation of each of the executive officers to be reasonable and not excessive. The Compensation Committee specifically considered that the Company maintains employment contracts with such individuals.

Respectfully submitted by the Compensation Committee,

Scott M. Sperling, Chair

Len Blavatnik

Thomas H. Lee

Seth W. Lawry

Mark Nunnelly

Jonathan N. Nelson

Ian Loring

Summary Compensation Table

The following table sets forth information with respect to the compensation earned by our Chairman and Chief Executive Officer and the four other most highly compensated executive officers (the “Named Executive Officers”). On March 1, 2004, Warner Music Group Corp. was acquired from Time Warner Inc., therefore, the table sets forth compensation for fiscal 2006, 2005 and 2004, subsequent to the acquisition.

Summary Compensation Table

			Annual Compensation						Long Term Compensation
Name and Principal Position	Fiscal Year		Salary(2)		Bonus(3)		Other Annual Compensation(5)		Restricted Stock Awards(4)		Securities Underlying Options (# of shares)	All Other Compensation
Edgar Bronfman, Jr. Chairman and CEO	2006 2005 2004	(1)	$ $ $	1,000,000 1,000,000 596,154	$ $ $	6,000,000 6,250,000 5,250,000		— — —		— — —	— — —	— — —
Lyor Cohen Chairman and CEO, U.S. Recorded Music	2006 2005 2004	(1)	$ $ $	1,500,000 1,296,154 596,154	$ $ $	4,500,000 4,500,000 5,238,839		— — —	$	— — 2,098,954	— — —	— — —
Michael Fleisher Executive Vice President and CFO	2006 2005 2004	(1)	$ $ $	800,000 600,000 —	$ $ $	1,400,000 1,250,000 —	$	— 4,878,424 —	$	— 8,840,760 —	— — —	— — —
David H. Johnson Executive Vice President and General Counsel	2006 2005 2004	(1)	$ $ $	700,000 700,000 605,769	$ $ $	800,000 1,037,500 1,036,500	$	— 718,137 —	$	— 1,432,242 —	— — —	— — —
Alex Zubillaga Executive Vice President, Digital Strategy and Business Development	2006 2005 2004	(1)	$ $ $	600,000 397,116 206,000	$ $ $	1,000,000 485,000 206,000	$	— 583,170 —	$	— 551,419 —	— — —	— — —

(1)	In connection with the acquisition of the Company from Time Warner in 2004, the Company changed its fiscal year-end to September 30th from November 30th. As such, fiscal 2004 was a ten-month transition period ended September 30, 2004. Salaries presented in the above table for fiscal 2004 represent actual salary received during the ten-month fiscal period ended September 30, 2004 for each of the Named Executive Officers other than Mr. Fleisher, including in some cases such shorter period during which they were employed by us. Annual salaries for Messrs. Bronfman, Cohen, Johnson and Zubillaga as of September 30, 2004 were $1,000,000, $1,296,154, $700,000 and $250,000, respectively. Mr. Fleisher joined the Company on December 21, 2004.
(2)	Mr. Cohen received actual salary of $1,296,153.89 in fiscal 2005, however, his annual salary as of September 30, 2005 was $1,500,000. Mr. Fleisher was appointed an executive officer on December 21, 2004, which was during the 2005 fiscal year. Mr. Fleisher was not employed by us in fiscal 2004 and, therefore, did not serve as an executive officer during the 2004 fiscal year. Actual salary received by Mr. Fleisher during the fiscal year ended September 30, 2005 for such shorter period during which he was employed by us, was $600,000, however, his annual salary as of September 30, 2005 was $800,000. In fiscal 2005, Mr. Zubillaga received actual salary of $397,116, however, his annual salary as of September 30, 2005 was $600,000.
(3)	Bonuses for fiscal 2005 reflect two separate payments: (1) annual bonus and (2) a one-time special bonus related to the Restructuring Plan (“Restructuring Plan Bonus”). The annual bonuses in fiscal 2005 of $5,000,000, $3,500,000, $1,250,000, $825,000 and $485,000 paid to Messrs. Bronfman, Cohen, Fleisher, Johnson and Zubillaga, respectively, were paid in December 2005. The amounts in the table for fiscal 2005 also reflect 50% of the Restructuring Plan Bonus paid in December 2005, or $1,250,000, $1,000,000 and $212,500 paid to Messrs. Bronfman, Cohen and Johnson, respectively. Bonuses for fiscal 2004 reflect three separate payments: (1) annual bonuses, (2) 50% of the Restructuring Plan Bonus and (3) for Mr. Cohen, a signing bonus. The annual bonuses in fiscal 2004 of $4,000,000, $3,000,000, $824,000 and $206,000 paid to Messrs. Bronfman, Cohen, Johnson and Zubillaga, respectively, represent bonuses for the twelve months ended November 30, 2004, which would have been our fiscal year-end prior to our change of our fiscal year-end to September 30. The annual bonuses and 50% of the Restructuring Plan Bonus were paid in January 2005. The amounts in the table for fiscal 2004 reflect 50% of the Restructuring Plan Bonus paid in January 2005, or $1,250,000, $1,000,000 and $212,500 paid to Messrs. Bronfman, Cohen and Johnson, respectively. In addition, Lyor Cohen’s fiscal 2004 bonus includes a $1,238,839 signing bonus paid at the time of his employment in connection with his employment with us.
(4)

In fiscal 2005, Messrs. Fleisher, Johnson and Zubillaga received 896,208, 119,494 and 119,494 shares of restricted stock. The shares of restricted stock received by Messrs. Fleisher, Johnson and Zubillaga were determined to have a fair market value at the time of grant of $9,768,678, $1,555,965 and $675,141, respectively. In fiscal 2004, Mr. Cohen received 2,098,954 shares of restricted stock with a determined fair market value of $2,098,954 at the time of grant. Compensation for restricted stock awards represents the dollar value (net of any consideration paid by the Named Executive Officer) of any award calculated by multiplying the closing market price on the date of grant or, where there was no available market price on the date of the award, the determined or re-determined (if the fair market value was re-determined at the time of our IPO) fair market value on the date of the grant by the number of shares awarded. The agreements related to the restricted stock grants generally provide that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement, subject to the employee’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is described below under “LTIP and Individual Stock Option Agreements.” All of the performance-

based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). Upon any termination of the employee’s employment, the restricted stock may be repurchased by the Company (or its subsidiary). Such stock is subject to provisions regarding vesting, forfeiture and repurchase contained in that agreement and is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” Holders of restricted stock are generally entitled to all of the rights of a common stockholder of the Company, including the rights to dividends paid with respect to the Company’s common stock, provided that dividends paid with respect to restricted shares which are not vested shall be withheld by the Company and shall only be paid to the holder of such shares, without interest, only when, and if, such restricted shares become vested.

(5)	Other Annual Compensation consisted of one-time bonuses awarded to certain employees to compensate them for certain tax implications of receiving stock options or restricted stock awards at prices that were below market value at the date of grant. The bonuses paid in fiscal 2005 were $2,566,043, $33,694 and $583,170 to Messrs. Fleisher, Johnson and Zubillaga, respectively. The remaining amounts of $2,312,381 and $684,443 were paid to Messrs. Fleisher and Johnson, respectively, in fiscal 2006. Such amounts equal the tax liability incurred by the employees as of the date of purchase or an estimate of the additional tax which would be incurred by the employee upon the vesting of the shares based on any difference between the re-determined purchase date fair market value and the amount originally paid by the employees, plus an amount necessary to pay the taxes on the bonuses (i.e., a gross-up).

Options Granted In 2006 and Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

During fiscal 2006, options to purchase an aggregate of 340,000 shares of common stock at fair market value on the date of grant were granted under our stock option plans. We made no grants of stock options to persons named in the Summary Compensation Table during the fiscal year ended September 30, 2006. Further, none of the persons named in the Summary Compensation Table exercised any stock options during the fiscal year ended September 30, 2006 or held any stock options of the Company as of September 30, 2006.

The Company does not have any program, plan or practice to time stock option grants to its executives in coordination with the release of material nonpublic information. The Company does, from time to time, make grants to new hires with a grant date set as of or shortly after their initial date of employment. The Company previously set stock option exercise prices based on the average of the high and low sales prices on the date prior to the grant date in accordance with the terms of the 2005 Plan. Subsequent to approval of the Amended 2005 Plan, the Company intends to set all stock option exercise prices as the closing price on the date of grant in accordance with the terms of the Amended 2005 Plan.

Equity Compensation Plan Information

The following table provides information as of September 30, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans. All of our equity compensation plans have been approved by stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Exercise Price of Outstanding Options	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders (1)	4,737,390	$9.41	1,729,638

(1)	Consists of the 2005 Omnibus Stock Plan, as well as individual long-term incentive plan (LTIP) and individual stock option agreements.

LTIP and Individual Stock Option Agreements

In 2004, the Company’s Board of Directors approved a form of LTIP stock option agreement for grants of options to eligible individuals. Eligible individuals include any employee, director or consultant of the Company or any of its affiliates, or any other entity designated by the Board of Directors in which the Company has an interest, who is selected by the Company’s Compensation Committee to receive an award. The Board of Directors authorized the granting of options to purchase up to 1,355,066 shares of our common stock pursuant to the LTIP program. The Company has granted options and may grant additional stock options under the LTIP stock option agreements to certain members of our current or future management. The Board of Directors also approved the granting of options to purchase 3,701,850 shares of our common stock under stock option agreements with certain members of our management. Both individual option agreements and options granted under the LTIP program generally will have a 10-year term and the exercise price will equal at least 100% of the fair market value on the date of the grant. With respect to each option granted pursuant to individual option agreements or a LTIP stock option agreement, one-third of the shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of the LTIP stock option agreement, subject to the employee’s continued employment. Two-thirds of the shares covered by the option generally vest and become exercisable based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the option) and a performance condition. The performance condition is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares require one return level and the other one-half of such shares require a different return level). The performance-based portion of the option also vests, subject to the employee’s continued employment, on the day prior to the seventh anniversary of the effective date of the individual or LTIP stock option agreement and the service condition applicable to the performance-based option will be deemed to have been attained upon certain terminations following or in anticipation of a change in control. All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement.

2005 Omnibus Stock Plan

In May 2005, we adopted the 2005 Omnibus Stock Plan, or 2005 Plan, which authorized the granting of stock based awards to purchase up to 3,416,133 shares of our common stock. Under the 2005 Plan, our Board of Directors or the Compensation Committee will administer the plan and has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2005 Plan. Awards may be made to employees, directors and others as set forth in the 2005 Plan. The types of awards that may be granted include restricted and unrestricted stock, incentive and non-statutory stock options, stock appreciation rights, performance units and other stock-based awards. Each award agreement specifies the number and type of award, together with any other terms and conditions as determined by the Board of Directors or the Compensation Committee in their sole discretion. Eligible participants include any employee, director, consultant or advisor to the Company. The Company has granted options and restricted stock and may grant additional awards under the 2005 Plan to certain members of our current or future management and directors. Options granted generally have a 10-year term, the exercise price will equal at least 100% of the fair market value on the date of the grant and generally vest in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of the stock option agreement, subject to the employee’s continued employment. The 2005 Plan and the Amended 2005 Plan are described further in Proposal No. 2 above.

Recent Management Changes

On December 13, 2006, the Company announced that Richard Blackstone would move from his position as Chairman and CEO of Warner/Chappell Music, the Company’s music publishing unit, and take the new role of Senior Advisor to Edgar Bronfman, Jr., Chairman and Chief Executive Officer of Warner Music Group Corp.,

effective January 3, 2007. David H. Johnson, the Company’s Executive Vice President and General Counsel, has assumed the Warner/Chappell CEO position on an interim basis while the Company conducts a search for Mr. Blackstone’s permanent successor. During the transition period, Paul M. Robinson, the Company’s Senior Vice President and Deputy General Counsel is serving as acting General Counsel and Secretary for the Company.

Employment Agreements and Severance Arrangements

Employment Agreement with Edgar Bronfman, Jr.

Mr. Bronfman is party to an employment agreement with our wholly owned subsidiary, WMG Acquisition Corp., which took effect on March 1, 2004, pursuant to which he serves as our Chairman of the Board and CEO. The employment agreement expires on March 1, 2008 but is automatically extended for successive one-year terms unless either party gives written notice. The employment agreement provides that Mr. Bronfman is paid an annual base salary of at least $1,000,000, subject to discretionary increases from time to time by the Board of Directors or Compensation Committee. Mr. Bronfman is also eligible to receive an annual cash bonus, with a target of 300% of his base salary and a maximum of up to 600% of his base salary.

In the event WMG Acquisition Corp. terminates his employment agreement for any reason other than for cause or if Mr. Bronfman terminates his employment for good reason, as defined in the agreement, Mr. Bronfman will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination.

The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights and one year post-employment non-solicitation and non-competition covenants.

Mr. Bronfman purchased 3,283,944 shares of the Company’s common stock through his restricted stock agreement. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement (March 1, 2004), subject to Mr. Bronfman’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests (x) subject to Mr. Bronfman’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement and (y) on its Initial Call Date (as defined) following certain terminations of employment upon which certain performance targets are achieved. All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). Upon any termination of Mr. Bronfman’s employment, the restricted stock may be purchased by the Company (or its subsidiary). Such stock is subject to provisions regarding vesting, forfeiture and repurchase contained in that agreement and is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-half of the shares of restricted stock were vested as of September 30, 2006.

APPAC, a minority shareholder group of Vivendi Universal, initiated an inquiry, which under French law is both civil and criminal, into various issues relating to Vivendi, including Vivendi’s financial disclosures and the appropriateness of compensation received by the former CEO, Jean-Marie Messier. The inquiry has also been extended to cover compensation received by Mr. Bronfman. While the scope and targets of this inquiry are not public, the president of APPAC has publicly announced that he is seeking to have Mr. Bronfman repay to Vivendi compensation he received while affiliated with Vivendi. The outcome of such inquiry or of any subsequent proceeding with respect to Mr. Bronfman is uncertain at this time. Mr. Bronfman believes that all compensation paid to him by Vivendi was properly received and that the claims raised by APPAC are without merit.

Employment Agreement with Lyor Cohen

WMG Acquisition Corp. entered into an employment agreement with Lyor Cohen on January 25, 2004 under which Mr. Cohen serves as Chairman and CEO of U.S. Recorded Music. The employment agreement provides for a four-year term beginning on March 1, 2004, but the term is automatically extended for successive one-year terms unless either party gives written notice to the contrary at least 90 days prior to the expiration of the current term. Under the terms of the employment agreement, Mr. Cohen is paid a salary equal to $1,000,000 for the first year of his employment, and thereafter, will be paid an annual base salary of at least $1,500,000, subject to discretionary increases from time to time by the Board of Directors or Compensation Committee. Mr. Cohen is also eligible to receive an annual cash bonus, with a target of $2,500,000 and a maximum of $5,000,000. In the event of a change of control of the Company or certain other events and subject to certain conditions, Mr. Cohen will receive a one-time cash bonus of up to $10,000,000 depending on the amount of cash consideration received by the members of the Investor Group that financed the acquisition of the Company from Time Warner in 2004. In the event WMG Acquisition Corp. terminates the employment agreement for any reason other than cause or if Mr. Cohen terminates his employment for good reason, as defined in the agreement, Mr. Cohen will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in Warner Music Group’s group health and life insurance plans for up to one year after termination.

The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights and six-month post employment non-solicitation covenants.

WMG Acquisition Corp. also agreed to pay Mr. Cohen a starting bonus equal to the greater of $1,000,000 or 59% of the fair market value, as of March 1, 2004, of the shares of common stock of the Company granted to him at that time. The Company granted to Mr. Cohen 2,390,102 shares of its common stock. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement (March 1, 2004), subject to Mr. Cohen’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a different return level). All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. In addition, all unvested restricted stock vests, subject to Mr. Cohen’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement or upon termination of Mr. Cohen’s employment for specified reasons. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon a change in control (as defined). The vested restricted stock may also be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-half of the shares of restricted stock were vested as of September 30, 2006.

Employment Agreement with Richard Blackstone

Mr. Blackstone’s employment pursuant to his employment agreement described below terminated as of January 3, 2007.

Warner/Chappell Music, Inc. (WCM) entered into an employment agreement with Richard Blackstone on March 15, 2005 under which Mr. Blackstone served as Chairman and CEO of WCM until January 3, 2007. The employment agreement provided for a four-year term beginning on May 31, 2005, the date on which Mr. Blackstone commenced employment at WCM. Under the terms of the employment agreement, Mr. Blackstone was paid an annual salary equal to $650,000. Mr. Blackstone was also eligible to receive an annual cash bonus, with a target of $650,000 pro rated to reflect his actual service to WCM in 2005. In addition, WCM paid Mr. Blackstone a special payment in the amount of $100,000, less any annual bonus amounts paid to Mr. Blackstone by WCM or his prior employer with respect to 2005. In connection with the termination of his employment agreement, Mr. Blackstone will receive severance benefits equal to $1,500,000, plus a pro-rated annual bonus, and continued participation in WCM’s group health and life insurance plans through December 31, 2007. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights and one-year post employment non-solicitation covenants.

Mr. Blackstone was also awarded 238,989 shares of the Company’s common stock. The restricted stock agreement provided that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement, subject to Mr. Blackstone’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance-based condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). All of the performance-based requirements had been achieved for all of these grants, therefore, only the service condition remained as a vesting requirement. In addition, all unvested restricted stock would have vested, subject to Mr. Blackstone’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement or upon termination of Mr. Blackstone’s employment for specified reasons. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion vested upon a change in control (as defined). The vested restricted stock may also be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-quarter of the shares of restricted stock had vested as of September 30, 2006. Mr. Blackstone’s employment pursuant to his restricted stock agreement terminated as of January 3, 2007, and the 179,242 shares that were unvested at such time were forfeited.

Employment Agreement with Michael D. Fleisher

Warner Music Inc. entered into an employment agreement with Michael D. Fleisher on December 21, 2004 under which Mr. Fleisher serves as Executive Vice President and Chief Financial Officer. The employment agreement provides for a four-year term beginning on January 1, 2005. Under the terms of the employment agreement, Mr. Fleisher is paid a salary equal to $800,000. Mr. Fleisher is also eligible to receive an annual cash bonus, with a target of $800,000; provided that Mr. Fleisher’s bonus with respect to 2005 shall not be less than $800,000. In the event Warner Music Inc. terminates the employment agreement for any reason other than cause or if Mr. Fleisher terminates his employment for good reason, as defined in the agreement, Mr. Fleisher will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination. The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights and six-month post-employment non-solicitation covenants.

Mr. Fleisher purchased 896,208 shares of the Company’s common stock through his restricted stock agreement. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (December 21, 2004), subject to Mr. Fleisher’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests, subject to Mr. Fleisher’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement. All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-quarter of the shares of restricted stock were vested as of September 30, 2006. An additional one-quarter of the shares vested on December 21, 2006.

Employment Agreement with David H. Johnson

Warner Music Inc. entered into an employment agreement with David H. Johnson under which Mr. Johnson serves as Executive Vice President and General Counsel. On March 1, 2004, WMG Acquisition Corp. assumed Mr. Johnson’s employment agreement.

The employment agreement terminates on June 29, 2007. Under the terms of the employment agreement, Mr. Johnson is paid an annual base salary of $700,000. Mr. Johnson is also eligible to receive an annual cash bonus equal to the greater of his annual target bonus, as defined in the agreement, or the average of his bonuses for 2002 and 2003.

In the event Warner Music Inc. terminates the employment agreement for any reason other than for cause or if Mr. Johnson terminates his employment for good reason, as defined in the agreement, Mr. Johnson will be entitled to severance benefits equal to a lump sum payment of two times his annual base salary and a minimum bonus as defined in the agreement.

The employment agreement also contains standard covenants relating to confidentiality.

Mr. Johnson purchased 119,494 shares of the Company’s common stock through his restricted stock agreement. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (October 1, 2004), subject to Mr. Johnson’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests, subject to Mr. Johnson’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement (January 28, 2005). All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-quarter of the shares of restricted stock were vested as of September 30, 2006. An additional one-quarter of the shares vested on October 1, 2006.

Employment Agreement with Alex Zubillaga

On November 4, 2005, Warner Music Inc., entered into a new employment agreement, effective as of August 8, 2005, with Alejandro (Alex) Zubillaga under which Mr. Zubillaga serves as Executive Vice President, Digital Strategy and Business Development. Under the terms of the three-year agreement, Mr. Zubillaga is paid an annual salary equal to $600,000. Mr. Zubillaga is also eligible to receive an annual cash bonus, with a target of $350,000, effective with respect to his fiscal 2005 bonus and thereafter. In the event that Warner Music Inc. terminates the employment agreement for any reason other than cause or if Mr. Zubillaga terminates his employment for good reason, as defined in the agreement, Mr. Zubillaga will be entitled to severance benefits equal to one year of salary and bonus target plus a pro rata portion of his target bonus with respect to the year in which such termination occurs. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights.

Mr. Zubillaga purchased 119,494 shares of the Company’s common stock through his restricted stock agreement. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (October 1, 2004), subject to Mr. Zubillaga’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests, subject to Mr. Zubillaga’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement (October 1, 2004). All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-quarter of the shares of restricted stock were vested as of September 30, 2006. An additional one-quarter of the shares vested on October 1, 2006.

Employment Agreement with Caroline Stockdale

In August, 2005 Warner Music Inc. entered into an employment agreement with Ms. Stockdale under which Ms. Stockdale serves as Executive Vice President, Global Human Resources. The employment agreement provides for a term beginning on August 8, 2005 and ending on December 31, 2008. Under the terms of the employment agreement, Ms. Stockdale is paid an annual salary equal to $375,000. Ms. Stockdale is also eligible to receive an annual cash bonus, with a target of $350,000. In the event that Warner Music Inc. terminates the employment agreement for any reason other than cause or if Ms. Stockdale terminates her employment for good reason, as defined in the agreement, Ms. Stockdale will be entitled to severance benefits equal to one year of salary and bonus target. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights.

Ms. Stockdale also has entered into a stock option agreement with the Company pursuant to which she was granted an option to purchase 50,000 shares of the Company’s common stock at a price of $16.56 per share, subject to adjustments. The option granted to Ms. Stockdale generally has a 10-year term. The shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of stock option agreement, subject to the employee’s continued employment. One-quarter of the options have vested as of September 30, 2006.

Employment Agreement with Patrick Vien

In February 2006, Warner Music Inc. entered into an employment agreement with Mr. Vien under which Mr. Vien serves as Chairman and CEO of Warner Music International (WMI). The employment agreement provides for a term beginning on February 13, 2006 and ending on February 28, 2009. Under the terms of the employment agreement, Mr. Vien is paid an annual salary equal to $750,000. Mr. Vien is also eligible to receive an annual cash bonus, with a target of $750,000. In addition, Warner Music Inc. paid Mr. Vien a commencement bonus in the amount of $150,000. In the event that Warner Music Inc. terminates the employment agreement for any reason other than cause or if Mr. Vien terminates his employment for good reason, as defined in the agreement, Mr. Vien will be entitled to severance benefits equal to $1,500,000 and continued participation in Warner Music Inc.’s group health and life insurance plans for up to one year after termination. Mr. Vien’s employment agreement also provides that, if Warner Music Inc. does not renew his agreement at the end of the term, he will receive a payment of $400,000 upon expiration of this agreement and will be considered for a pro rata discretionary bonus for the partial year for the year in which his agreement expires. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights and a one-year post employment non-solicitation covenant.

Mr. Vien also has entered into a stock option agreement with the Company pursuant to which he was granted an option to purchase 250,000 shares of common stock at a price of $20.57 per share, subject to adjustments. The option granted to Mr. Vien generally has a 10-year term. The shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of stock option agreement, which is February 17, 2006, subject to the employee’s continued employment.

Prior Employment Agreement with Paul-René Albertini

Mr. Vien replaced Paul-René Albertini as Chairman and CEO of WMI. Mr. Albertini had served as President and later Chairman and CEO of WMI since 2002. On February 13, 2006, the Company announced that Mr. Albertini would be leaving WMI to pursue other opportunities. Prior to such time, Mr. Albertini was an executive officer of the Company. As a result of his departure, Mr. Albertini was entitled to receive payments as set forth in his employment agreement. In addition, the provisions of his restricted stock and option agreements with respect to the effect of the termination of employment without cause applied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders’ Agreement

The Company has entered into a stockholders’ agreement with WMG Acquisition Corp., WMG Holdings Corp., the Investor Group, Time Warner and certain of our executive officers and directors. The agreement, as amended, provides that the Company’s Board of Directors consists of up to 14 members, with five directors appointed by THL, three directors appointed by Bain Capital, one director appointed by Providence Equity, one director appointed by Music Capital (THL, Bain Capital and Providence Equity, each a “Principal Investor Group”), one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and up to three other directors to be chosen unanimously by the vote of the Company’s Board of Directors. The agreement regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any NYSE requirements. In addition, within a year of the Company ceasing to be a “controlled company” under the NYSE rules, the size and composition of the Company’s Board of Directors will be adjusted to comply with the NYSE requirements. Each Investor’s director designee(s) may only be removed by the Investor that appointed such designee(s). The stockholders agreement contemplates that the Board of Directors of the Company will have an executive committee, an audit committee and a compensation committee and, at its discretion, a governance committee.

The stockholders agreement prohibits the parties from transferring stock to any of our competitors without the approval of (a) our entire Board of Directors and (b) the approval of the largest Principal Investor Group (determined by the Principal Investor Groups’ relative investments in us) and one other Principal Investor Group (the “Requisite Stockholder Majority”). The agreement also provides that each party to the stockholders agreement whose sale of shares pursuant to Rule 144 under the Securities Act of 1933 would be subject to aggregation with another stockholder shall notify all such stockholders (i) when it has commenced a measurement period for purposes of the group volume limit in connection with a sale of shares under Rule 144 and (ii) what the volume limit for the measurement period, determined as of its commencement, will be. Each stockholder that is subject to such aggregation will have the right to sell shares that are subject to the group volume limit under Rule 144 pro rata during the applicable measurement period based on its percentage ownership of the shares that are held by all of the parties to the stockholders agreement at the start of the measurement period. These transfer restrictions will expire upon a change of control.

The Requisite Stockholder Majority has the right to require all other parties to the agreement to sell the same percentage of their stock to a buyer in a change of control transaction approved by a majority of the entire board as is being sold to such buyer by the membership of the Requisite Stockholder Majority. A member of a Principal Investor Group (or any affiliate thereof) that is also part of the Requisite Stockholder Majority exercising the foregoing right will not be able to be a buyer in such a change of control transaction unless the transaction is approved by each of the Investor Group.

The stockholders agreement provides that if one of the Company’s stockholders that is party to the stockholders agreement offers to sell any of its stock to a prospective buyer in a private transaction, the other stockholders party to the stockholders agreement will have the right to sell their shares to that prospective buyer, subject to certain cutbacks, including a pro rata cutback in which the stockholder may only sell a pro rata portion of its shares.

The stockholders agreement gives any member of the Investor Group the right to require the Company to register (including by means of a shelf registration statement permitting sales of shares from time to time over an extended period) the stock held by such stockholders for sale to the public under the Securities Act of 1933, subject to certain limitations. In connection with each underwritten public offering, the Company’s stockholders will be required to enter into a lockup agreement covering a period of no greater than 90 days (180 days for an initial public offering). The amended agreement also provides that if the Company registers shares of its common stock for sale to the public after its initial public offering, parties to the stockholders agreement will have the right to have their shares included in any such registration statement. Any registration is subject to a potential underwriters’ cutback in the number of shares to be registered if the underwriters determine that marketing factors require a limitation on the number of shares to be underwritten.

Other Arrangements with Investor Group

Employees of the Investor Group have from time to time filled management roles on an interim basis while we have been transitioning to a permanent management team. For example, the position of Chief Financial Officer was previously filled by an employee of one of the members of the Investor Group. Such employees have not received any compensation from us for such services. However, a representative cost for such services in the aggregate amount of $280,000 has been charged to the statement of operations for the seven months ended September 30, 2004 with a corresponding increase in additional paid-in capital. At the time of the Acquisition, we entered into an agreement whereby we agreed to pay The Firm, a music management firm, $5 million for certain advisory services in connection with the Acquisition. $2 million of such amount was paid at the time of the closing of the Acquisition. The remaining $3 million will be paid out at a rate of $1 million per year each December starting in December 2005. During 2005, THL and Bain Capital acquired an interest in The Firm. They had no interest in The Firm at the time of entering into the original agreement or at the time of the initial payment.

Employment Contract

Alex Zubillaga is the brother-in-law of Edgar Bronfman, Jr., our Chairman of the Board and CEO. Warner Music Inc. has entered into an employment agreement with Mr. Zubillaga. For a description of the agreement please see “Executive Compensation – Employment Agreements and Severance Arrangements.”

Administration of Copyrights

WCM began administering certain copyrights of Mr. Bronfman effective July 1, 2005 (when the administration of such copyrights was transferred to WCM from Universal Music Publishing). The administration of such copyrights is on substantially the same terms as the prior agreement with Universal and the Company believes the fees in connection with such administration are representative of, or comparable to, such fees paid in similar transactions. The amount of any fees will vary year to year based on the use of such copyrights and associated royalties.

Other Related Party Transactions with Officers and Directors

We were reimbursed approximately, $140,000, $134,000 and $73,000 during 2006, 2005 and 2004, respectively, by Edgar Bronfman, Jr., our Chairman of the Board, and a company he controls, for personal use of certain of our staff and office facilities.

As of November 7, 2006, we entered into an exclusive three-year license agreement with Lev Group Ltd. for the distribution of Warner Music Group repertoire in Israel in digital and physical formats. The term of the agreement is from January 1, 2007 to December 31, 2009. Annual advances payable by Lev Group Ltd. to WEA International Inc. are $800,000 in year one, $900,000 in year two and $1.1 million in year three. These advances are recoupable from royalties accruing on the sales of our repertoire in Israel. The sister of Edgar Bronfman, Jr., our Chairman of the Board, owns 100% of Lev Group Ltd.

STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph section should be read in conjunction with the Compensation Committee Report and shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The chart below compares the performance of the Company’s common stock with the performance of the NYSE Market Index and a peer group index (the “Peer Group Index”) by measuring the changes in common stock prices from May 11, 2005, the first day of trading of the Company’s common stock after our initial public offering, plus reinvested dividends and distributions through September 30, 2006, the last day of our fiscal year. Pursuant to the SEC’s rules, the Company created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. Because the Company is the only stand-alone, publicly traded music content company in the U.S. and there are no stand-alone recorded music or music publishing companies that are publicly traded in the U.S., no grouping could closely mirror the Company’s businesses or weight those businesses to match the relative contributions of each of the Company’s business segments to the Company’s performance. The Company has selected a grouping of companies that it believes share similar characteristics to its own. All of the companies included in the Peer Group Index are of similar market capitalization, are diversified media companies that are also engaged in some of the businesses in which the Company is engaged or are content companies or diversified media companies that are not engaged in businesses in which the Company participates but it believes share some similar characteristics with our Company. The companies included in the Peer Group Index are as follows: Activision Inc., CBS Corp. Class B, Dreamworks Animation, SKG, Inc., Electronic Arts Inc., Lions Gate Entertainment Corp., Marvel Entertainment, Inc., News Corporation Class A, Time Warner Inc., Viacom Inc. Class B, The Walt Disney Company and Sony Corporation. In fiscal 2006, Viacom Inc. split into two companies, Viacom Inc. and CBS Corporation, and the two companies are included in the Peer Group Index from the date of such split. In addition, Pixar was acquired and Vivendi Universal delisted in the U.S. in fiscal 2006, therefore, each was removed from the peer group in fiscal 2006. The companies making up the Peer Group Index in fiscal 2006 otherwise remain unchanged from the prior year.

THE STOCK PRICE PERFORMANCE DEPICTED IN THIS STOCK PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THIS STOCK PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee currently consists of Ms. Hooper, Mr. Bonnie and Ms. Grann and Ms. Hooper is the chair. The Audit Committee has the responsibility and authority described in the Warner Music Group Corp. Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on our website at www.wmg.com under “Investor Relations” and “Corporate Governance.” The Board of Directors has determined that each of Ms. Hooper, Mr. Bonnie and Ms. Grann meets the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the NYSE and that Ms. Hooper qualifies as an “audit committee financial expert” under the rules of the SEC.

This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for fiscal 2006 and particularly with regard to our audited consolidated financial statements and the related schedule included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on management’s assessment and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006. In addition, the Audit Committee reviewed with the Company’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee also reviewed with Ernst & Young LLP the “Report of Independent Registered Public Accounting Firm” on management’s assessment of the effectiveness of the Company’s internal control over financial reporting included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with Ernst & Young LLP their independence from management and the Company and has considered the compatibility with Ernst & Young LLP’s independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services during the fiscal year ended September 30, 2006. Information about Ernst & Young LLP’s fees for the fiscal year ended September 30, 2006 is discussed below in this Proxy Statement under “Independent Registered Public Accountants.” Based on its evaluation, the Audit Committee has selected Ernst & Young LLP to serve as the Company’s auditors for the fiscal year ending September 30, 2007.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 filed with the SEC, and the Board of Directors approved such inclusion.

Respectfully submitted by the Audit Committee,

Michele J. Hooper, Chair

Shelby W. Bonnie

Phyllis E. Grann

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, to serve as independent auditors for the fiscal year ended September 30, 2007. Ernst & Young LLP has audited the Company’s financial statements since the Company was acquired from Time Warner Inc. in March 2004. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit of the Company.

Fees Paid to Ernst & Young LLP

The following table sets forth the aggregate fees paid to Ernst & Young LLP for audit services rendered in connection with the Company’s consolidated financial statements, and reports for the fiscal year ended September 30, 2006, the fiscal year ended September 30, 2005 and the seven months ended September 30, 2004 and for other services rendered during the fiscal year ended September 30, 2006, the fiscal year ended September 30, 2005 and the seven months ended September 30, 2004 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services (in thousands):

	Year Ended September 30, 2006	Year Ended September 30, 2005	Seven Months Ended September 30, 2004
Audit Fees	$9,532	$8,402	$10,780
Audit-Related Fees	158	265	642
Tax Fees	25	355	288
All Other Fees	—	—	—

Total Fees	$9,715	$9,022	$11,710

Audit Fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by her to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on May 10, 2005, the effective date of our registration statement relating to our initial public offering. Our wholly owned subsidiary, WMG Acquisition Corp., became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on February 10, 2005, the effective date of its registration statement relating to the exchange offer to exchange outstanding unregistered notes for freely tradeable exchange notes that were registered under the Securities Act of 1933. Subsequent to WMG Acquisition Corp. becoming subject to the pre-approval provisions, the waiver of pre-approval provisions set forth in the applicable rules of the SEC were not utilized for the services related to Audit-Related Fees or Tax Fees above and the Audit Committee did not approve any such fees subject to the waiver of pre-approval provisions (i.e., all such fees were pre-approved).

Other

In connection with the audits for the period ending September 30, 2006, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to refer to such disagreement in connection with their report.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers, and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”), to file with the

SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2006, the Company believes that all required persons complied with all Section 16(a) filing requirements.

STOCKHOLDERS’ PROPOSALS

Proposals for Inclusion in the Proxy Statement

Stockholders who, in accordance with Rule 14a-8 of the SEC, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our fiscal 2007 annual meeting must submit their proposals to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Corporate Secretary, on or before October 19, 2007. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our fiscal 2007 proxy statement.

Proposals Not Included in the Proxy Statement

In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In accordance with our by-laws, in order to be properly brought before the fiscal 2007 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date on which the Company first mailed its proxy materials for the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s fiscal 2007 annual meeting, such a proposal must be received by the Company on or after September 19, 2007 but no later than October 19, 2007. If the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposal by certified mail, return receipt requested or other means, including electronic means, that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request brokers, dealers, banks, trustees or other nominees to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such brokers, dealers, banks, trustees or other nominees for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation. The Company may also, if appropriate, retain an independent proxy solicitation firm to assist the

Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm’s customary fees and expenses which fees would be expected to be approximately $7,500, plus expenses.

HOUSEHOLDING

Our Annual Report, including our audited financial statements for the fiscal year ended September 30, 2006, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, (212) 275-2000, Attention: Corporate Secretary. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, (212) 275-2000, Attention: Corporate Secretary.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference in this Proxy Statement. You may read and copy any documents filed by us at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov. Our common stock is listed on the NYSE under the symbol “WMG”. You can inspect and copy reports, proxy statements and other information about us at the NYSE’s offices at 20 Broad Street, New York, New York 10005. We also maintain an Internet site at www.wmg.com. We make available on our Internet website free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as practicable after we electronically file such reports with the SEC. In addition, copies of our (i) Corporate Governance Guidelines, (ii) charters for the Audit Committee, Compensation Committee and Executive, Nominating and Corporate Governance Committee and (iii) Code of Conduct which is applicable for all or our employees including our principal executive, financial and accounting officers, are available at our Internet site under “Investor Relations—Corporate Governance.” Copies will be provided to any stockholder upon written request to Warner Music Group Corp., Investor Relations, 75 Rockefeller Plaza, New York, New York 10019, via electronic mail at Investor.Relations@wmg.com or by contacting Investor Relations at (212) 275-2000. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this Proxy Statement.

UPON WRITTEN REQUEST TO WARNER MUSIC GROUP CORP., INVESTOR RELATIONS, 75 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10019, WARNER MUSIC GROUP CORP. WILL MAIL WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.WMG.COM.

BY ORDER OF THE BOARD OF DIRECTORS

Paul M. Robinson

Acting General Counsel and Secretary

Dated: January 17, 2007

APPENDIX A

WARNER MUSIC GROUP CORP.

2005 OMNIBUS AWARD PLAN

(AMENDED AND RESTATED EFFECTIVE FEBRUARY     , 2007)

1. Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and Performance Compensation Awards, or any combination of the foregoing.

2. Definitions

The following definitions shall be applicable throughout the Plan.

(a)	“Affiliate” means any entity that directly or indirectly is controlled by, controls or is under common control with the Company.

(b)	“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock Award, Stock Bonus or Performance Compensation Award granted under the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(e)	“Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” have the meaning set forth in the Certificate of Incorporation of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)	“Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(h)	“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(i)	“Company” means Warner Music Group Corp. and any successor thereto.

(j)	“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(k)	“Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(l)	“Effective Date” means the date upon which the Pricing Committee of the Board sets the price at which the shares of Common Stock are to be sold to a group of underwriters in the underwritten initial public offering of Common Stock, immediately following the recapitalization of the Common Stock in preparation for such initial public offering.

(m)	“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(n)	“Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the closing~~average of the highest and lowest~~ sales price~~s~~ reported as having occurred on the primary exchange with which the Stock is listed and traded on ~~the date prior to~~ such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market (the “Nasdaq”) on a last sale basis, the ~~average between the high bid price and low ask~~last sales price reported on ~~the date prior to~~ such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(q)	“Good Reason” shall have the meaning, if any, set forth in a Participant’s employment agreement, if any, with the Company or an Affiliate, and shall not apply in respect of any Participant who does not have such an employment agreement.

(r)	“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(s)	“Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

(t)	“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(u)	“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(v)	“Option” means an Award granted under Section 7 of the Plan.

(w)	“Option Period” means the period described in Section 7(c) of the Plan.

(x)	“Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(y)	“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(z)	“Parent” means any parent of the Company as defined in Section 424(e) of the Code.

(aa)	“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(bb)

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i)	net earnings or net income (before or after taxes);

(ii)	basic or diluted earnings per share (before or after taxes) or earnings per shares growth;

(iii)	net revenue or net revenue growth;

(iv)	gross profit or gross profit growth;

(v)	net operating profit (before or after taxes) or net operating profit growth;

(vi)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(viii)	earnings before or after taxes, interest, depreciation and/or amortization (EBITDA) or EBITDA growth;

(ix)	operating income before or after depreciation and/or amortization (OIBDA) or OIBDA growth;

~~(ix)~~(x)	gross or operating margins;

~~(x)~~(xi)	productivity ratios;

~~(xi)~~(xii)	share price (including, but not limited to, growth measures and total stockholder return);

~~(xii)~~(xiii)	expense targets;

~~(xiii)~~(xiv)	margins;

~~(xiv)~~(xv)	operating efficiency;

~~(xv)~~(xvi)	objective measures of customer satisfaction;

~~(xvi)~~(xvii)	working capital targets;

~~(xvii)~~(xviii)	measures of economic value added;

~~(xviii)~~(xix)	inventory control; and

~~(xix)~~(xx)	enterprise value.

Any one or more of the Performance Criterion may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the

Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(cc)	“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(dd)	“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent allowed under Section 162(m) of the Code, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i)	asset write-downs;

(ii)	litigation or claim judgments or settlements;

(iii)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv)	any reorganization and restructuring programs;

(v)	extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi)	acquisitions or divestitures;

(vii)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii)	foreign exchange gains and losses; and

(ix)	a change in the Company’s fiscal year.

(ee)	“Performance Period” shall mean the one or more periods of time not less than one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ff)	“Phantom Stock Award” shall mean a cash award whose value is determined based on the change in the value of the Company Common Stock from the Effective Date.

(gg)	“Plan” means this Warner Music Group Corp. 2005 Omnibus Award Plan.

(hh)	“Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ii)	“Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(jj)	“Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(kk)	“Securities Act” means the Securities Act of 1933, as amended.

(ll)	“Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(mm)	“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(nn)	“Stock Bonus” means an Award granted under Section 10 of the Plan.

(oo)	“Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(pp)	“Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(qq)	“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(rr)	“Substitution Award” means an Award that is intended to replace any existing incentive award held by an employee or director of, or consultant or advisor to, an entity acquired by the Company or an Affiliate of the Company. The terms and conditions of any Substitution Award shall be set forth in an Award agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing award which such Substitution Award is intended to replace.

(ss)	“Vested Unit” shall have the meaning ascribed thereto in Section 9(d) of the Plan.

(tt)	“Voting Stock” of a person means all classes of capital stock or other interests, including partnership interests, of such person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

3. Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration

(a)	The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)	Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	Notwithstanding the foregoing, the committee may delegate to any officer of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) “covered employees” under Code Section 162(m) (other than Awards exempt from the application of Code Section 162(m)) and (ii) persons subject to Section 16 of the 1934 Act.

(d)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(e)	No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5. Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a)	Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 3,416,133 shares;

(b)	Shares of Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor;

(c)	Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing; and

(d)	Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 1,500,000 shares of Stock.

6. Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a)	Option Price. The exercise price (“Option Price”) per share of Stock for each Option which is not a Substitution Award shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b)

Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares; (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount sufficient to pay the Option Price; or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c)	Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d)	Stock Option Agreement—Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)	Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)	Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii)	Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv)	Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v)	At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)	Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(e)	Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f)	$100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8. Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a)	Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b)	Automatic Exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c)	Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash or in shares of Stock valued at Fair Market Value.

(d)	Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)	Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

~~(f)~~	~~Tax Considerations. The Committee shall take into account Section 409A of the Code and applicable regulatory guidance thereunder before granting a SAR.~~

9. Restricted Stock and Restricted Stock Units

(a)	Award of Restricted Stock and Restricted Stock Units.

(i)	The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii)	Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii)	Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv)	The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(b)	Restrictions.

(i)	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii)	Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c)	Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.

(d)	Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e)	Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Warner Music Group Corp. 2005 Omnibus Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of                     , between Warner Music Group Corp. and                     . A copy of such Plan and Agreement is on file at the offices of Warner Music Group Corp.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10. Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11. Performance Compensation Awards

(a)

General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of

Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to grant cash bonuses under the Plan with the intent that such bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162-27(f)(1), for the reliance period described in Treasury Regulation Section 1.162-27(f)(2). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b)	Eligibility. The Committee will, in its sole discretion, designate which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)	Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one (1) year in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)	Payment of Performance Compensation Awards

(i)	Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)	Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)	Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv)	Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 5(a) or Section 11(d)(vi) of the Plan.

(v)	Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi)	Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,500,000 shares of Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $10,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12. General

(a)

Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions (in addition to those provisions of Section 9 providing for the payment of dividends with respect to Restricted Stock and Dividend Equivalents with respect to Restricted Stock Units) adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such deferral does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code. Any such provisions shall be reflected in the applicable Award agreement.

(b)	Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c)	Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)	Tax Withholding.

(i)	A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)	Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e)	Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f)	Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)	Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h)	No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i)	Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(j)	Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k)	Nontransferability.

(i)	Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)	Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)	a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)	any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)	The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(l)	Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m)	Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n)	Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(o)	Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p)	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q)	Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r)	Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s)	Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award (i) complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject and (ii) does not result in unintended adverse tax consequences to the Company or Participants.

(t)	409A of the Code. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

13. Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A.	The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B.	All or substantially all of the assets of the Company are acquired by another person;

C.	The reorganization or liquidation of the Company; or

D.	The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14. Effect of Change in Control

(a)	Except to the extent provided in a particular Award agreement:

(i)

In the event of a Participant’s termination of employment without Cause or voluntary termination for Good Reason, if applicable, in either case following a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs awarded to such Participant shall become exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units (including a waiver of any applicable Performance Goals). Notwithstanding the foregoing, the Committee may, upon a Change in Control and in its sole discretion, make any Options and SARs immediately exercisable, and may cause the Restricted Period to expire with respect to any Shares of Restricted Stock or Restricted Stock Units.

(ii)	In the event of a Change in Control, all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals which Awards may be adjusted, at the discretion of the Committee, to reflect the portion of the Award Period occurring before such Change in Control, and (C) cause all previously deferred Awards to be settled in full as soon as possible, provided, however, that any such payment does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code.

(b)	In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c)	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15. Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Amendments and Termination

(a)

Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The expiration date of the Plan is the tenth anniversary of the Effective Date, as described in Section 3 of the Plan.

(b)	Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price, as the case may be) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any applicable stock exchange.

(c)	Section 162(m) Approval. If so determined by the Committee, (i) the Plan shall be approved by the stockholders of the Company no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company’s initial public offering occurs, and (ii) the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions following the Company’s initial public offering, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 16(c), however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

~~*    *    *~~

~~As adopted by the Board of Directors of~~

~~Warner Music Group Corp. by Unanimous Written Consent dated as of May 6, 2005.~~

ANNUAL MEETING OF STOCKHOLDERS OF

WARNER MUSIC GROUP CORP.

February 23, 2007

Please date, sign and mail

this proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL DIRECTOR NOMINEES,

“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN

1. Election of Directors:					2. To approve the Company’s Amended and Restated 2005 Omnibus Award Plan.	☐	☐	☐

					3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 2007.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	()	Edgar Bronfman, Jr.		4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	() ()	Len Blavatnik Shelby W. Bonnie
☐	FOR ALL EXCEPT (See instructions below)	() () () () ()	Richard Bressler John P. Connaughton Phyllis E. Grann Michele J. Hooper Scott L. Jaeckel
		() () () () () ()	Seth W. Lawry Thomas H. Lee Ian Loring Jonathan M. Nelson Mark Nunnelly Scott M. Sperling		This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the election of all of the Director nominees listed in proposal 1, “FOR” proposal 2 and “FOR” proposal 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING. ☐
To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this
method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

WARNER MUSIC GROUP CORP.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, FEBRUARY 23, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edgar Bronfman, Jr., Paul M. Robinson and Trent N. Tappe as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Warner Music Group Corp. held of record by the undersigned on January 4, 2007, at the fiscal 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) at 66 East 55th Street, New York, New York 10022 on Friday, February 23, 2007, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)